Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re GARRETT MOTION INC., et al.,[1] Debtors.	x : : : : : : x	Chapter 11 Case No. 20-12212 (MEW) Jointly Administered

DEBTORS’ AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Andrew G. Dietderich

Brian D. Glueckstein

Alexa J. Kranzley

Benjamin S. Beller

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtors

Dated: April 20, 2021

[1]

The last four digits of Garrett Motion Inc.’s tax identification number are 3189. Due to the large number of debtor entities in these Chapter 11 Cases, which are being jointly administered, a complete list of the Debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at http://www.kccllc.net/garrettmotion. The Debtors’ corporate headquarters is located at La Pièce 16, Rolle, Switzerland.

TABLE OF CONTENTS

1.	INTRODUCTION		1

2.	DEFINITIONS AND RULES OF INTERPRETATION		2
	2.1	Definitions	2
	2.2	Rules of Interpretation	23
	2.3	Computation of Time	24
	2.4	References to Monetary Figures	24
	2.5	Consent Rights	24

3.	ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, DIP CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES		25
	3.1	Administrative Expense Claims	25
	3.2	Professional Fee Claims	26
	3.3	DIP Claims	27
	3.4	Treatment of Priority Tax Claims	28
	3.5	Ad Hoc Lender Group Expenses, Prepetition Credit Agreement Agent Expenses and Senior Subordinated Notes Indenture Trustee Expenses	28
	3.6	Statutory Fees Payable Pursuant to 28 U.S.C. § 1930	29
	3.7	Payment of Transaction Expenses	29

4.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS		31
	4.1	Separate Plan	31
	4.2	Summary of Classes and Treatment of Claims Against and Interests in the Debtors	31
	4.3	Treatment of Claims and Interests	32

5.	ACCEPTANCE OR REJECTION OF THE PLAN		39
	5.1	Voting of Claims or Interests	39
	5.2	Acceptance by Impaired Classes	39
	5.3	Elimination of Vacant Classes	39
	5.4	Special Provisions Regarding Unimpaired Claims	39
	5.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	40

6.	IMPLEMENTATION OF THE PLAN		41
	6.1	Operations Between the Confirmation Date and Effective Date	41
	6.2	Sources of Cash for Plan Distributions	41
	6.3	Purchase of Convertible Series A Preferred Stock by Plan Sponsors	41
	6.4	Rights Offerings of Convertible Series A Preferred Stock	41
	6.5	Plan Support Agreement and Equity Backstop Commitment Agreement	42
	6.6	Honeywell Settlement and Make-Whole Settlement	42
	6.7	Acceleration of Vested Options and Assumption of Outstanding Equity Awards	43
	6.8	New Preferred Stock	44

i

	6.9	Exemption from Registration	44
	6.10	Registration Rights Agreement	46
	6.11	Exit Facilities	46
	6.12	Management Incentive Plan	47
	6.13	Dilution of GMI Common Stock After the Effective Date	47
	6.14	Organizational Existence	48
	6.15	Retention of Professionals	48
	6.16	Cancellation of Existing Interests, Existing Indebtedness and Related Agreements	48
	6.17	Additional Implementing Transactions	49
	6.18	Section 1146 Exemption from Certain Transfer Taxes and Recording Fees	49
	6.19	Insurance Policies	50
	6.20	Preservation of Causes of Action	50
	6.21	Effectuating Documents and Further Transactions	50
	6.22	Pension Plan	51

7.	PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED DEBTORS		52
	7.1	Organizational Action	52
	7.2	Organizational Documents	52
	7.3	Directors and Officers of the Reorganized Debtors	53

8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		54
	8.1	Assumption and Rejection of Executory Contracts and Unexpired Leases	54
	8.2	Objections to and Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	54
	8.3	Modifications, Amendments, Supplements, Restatements or Other Agreements	55
	8.4	Indemnification and Reimbursement Obligations	55
	8.5	Reservation of Rights	55

9.	PROVISIONS GOVERNING DISTRIBUTIONS		56
	9.1	Distribution Agents	56
	9.2	Timing and Delivery of Distributions	56
	9.3	Manner of Payment Under Plan	58
	9.4	Undeliverable Distributions	60
	9.5	Reversion	60
	9.6	Claims or Interests Paid by Third Parties	60
	9.7	Setoffs	61
	9.8	No Postpetition Interest on Claims	61
	9.9	No Payment Over the Full Amount	61

10.	CLAIMS ADMINISTRATION PROCEDURES		62
	10.1	Administration Responsibilities	62
	10.2	Estimation of Claims	62
	10.3	Expungement and Disallowance of Paid, Satisfied, Amended, Duplicated, or Superseded Claims or Interests	62

	10.4	Amendments to Proofs of Claim	62
	10.5	No Distributions Pending Allowance	63
	10.6	Distributions After Allowance	63

11.	EFFECT OF CONFIRMATION		64
	11.1	Vesting of Assets	64
	11.2	Compromise and Settlement of Claims and Controversies	64
	11.3	Subordinated Claims	64
	11.4	Release of Liens	65
	11.5	Discharge	65
	11.6	General Unsecured Claims	65
	11.7	Term of Injunction or Stays	66
	11.8	Release by the Debtors	66
	11.9	Exculpation	67
	11.10	Voluntary Release by Holders of Claims and Interests	67
	11.11	Injunction	69
	11.12	Scope of Releases	69
	11.13	Honeywell and Debtor Mutual Release	70
	11.14	Preservation of Causes of Action	70

12.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN		72
	12.1	Conditions to Effectiveness	72
	12.2	Waiver of Conditions to Confirmation or Effectiveness	73

13.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN		74
	13.1	Plan Modifications	74
	13.2	Effect of Confirmation on Modification	74
	13.3	Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date	75

14.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT		76

15.	MISCELLANEOUS		79
	15.1	Expedited Tax Determination	79
	15.2	Plan Supplement	79
	15.3	Additional Documents	79
	15.4	Exhibits; Schedules; Plan Supplement	79
	15.5	Claims Against Other Debtors	79
	15.6	Nonseverability	79
	15.7	Governing Law	80
	15.8	Dissolution of Committees	80
	15.9	Binding Effect	80
	15.10	Notices	81
	15.11	Reservation of Rights	84
	15.12	No Stay of Confirmation Order	84
	15.13	Waiver or Estoppel	85

15.14	Successors and Assigns	85
15.15	Entire Agreement	85
15.16	Conflicts	85
15.17	Post-Effective Date Service	85

1.	INTRODUCTION

Garrett Motion Inc., a Delaware corporation (“GMI”), and its debtor Affiliates, as debtors-in-possession in the above-captioned Chapter 11 Cases (together with GMI, the “Debtors”), propose the following joint plan of reorganization (including the Plan Supplement and all other exhibits and schedules hereto and as may be modified, amended or supplemented in accordance with the terms hereof, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. Each Debtor is a proponent of the Plan for purposes of section 1129 of the Bankruptcy Code. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Plan constitutes a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Section 2.

2.	DEFINITIONS AND RULES OF INTERPRETATION

2.1 Definitions

Except as otherwise provided herein, each capitalized term used in the Plan shall have the meaning set forth below:

2.1.1 “1145 Eligible Holder” has the meaning set forth in the 1145 Rights Offering Procedures.

2.1.2 “1145 Offered Shares” has the meaning set forth in the 1145 Rights Offering Procedures.

2.1.3 “1145 Rights Offering” means the offering of 1145 Subscription Rights in accordance with the 1145 Rights Offering Procedures.

2.1.4 “1145 Rights Offering Procedures” means the procedures with respect to the 1145 Rights Offering authorized pursuant to the Solicitation Procedures Order.

2.1.5 “1145 Subscription Rights” means the rights to subscribe for and acquire Convertible Series A Preferred Stock on the Effective Date pursuant to the 1145 Rights Offering.

2.1.6 “Accredited Investor Eligible Holder” has the meaning set forth in the Accredited Investor Rights Offering Procedures.

2.1.7 “Accredited Investor Offered Shares” has the meaning set forth in the Accredited Investor Rights Offering Procedures.

2.1.8 “Accredited Investor Rights Offering” means the offering of Accredited Investor Subscription Rights in accordance with the Accredited Investor Rights Offering Procedures.

2.1.9 “Accredited Investor Rights Offering Procedures” means the procedures with respect to the Accredited Investor Rights Offering authorized pursuant to the Solicitation Procedures Order.

2.1.10 “Accredited Investor Subscription Rights” means the rights to subscribe for and acquire Convertible Series A Preferred Stock on the Effective Date pursuant to the Accredited Investor Rights Offering.

2.1.11 “Additional Investors” means Attestor Value Master Fund LP; The Baupost Group, L.L.C., acting on behalf of certain managed funds; Cyrus Capital Partners, L.P., solely in its capacity as investment manager to and on behalf of certain managed funds and accounts; FIN Capital Partners LP acting to behalf of certain managed funds; Hawk Ridge Capital Management LP acting to behalf of certain managed funds; IngleSea Capital acting on behalf of certain managed funds or accounts; Keyframe Capital Partners, L.P., solely in its capacity as investment manager to and on behalf of certain managed funds; Newtyn Management, LLC on behalf of its advisee funds; Sessa Capital (Master), L.P.; and Whitebox Multi-Strategy Partners, L.P.

2.1.12 “Ad Hoc Lender Group” has the meaning set forth in the Restructuring Support Agreement.

2.1.13 “Ad Hoc Lender Group Expenses” means, collectively, all reasonable and documented fees and expenses of (i) Gibson, Dunn & Crutcher LLP, as counsel to the Ad Hoc Lender Group, (ii) PJT Partners LP, as financial advisor to the Ad Hoc Lender Group, and (iii) any other professional retained by the Ad Hoc Lender Group in accordance with the Final DIP Order.

2.1.14 “Administrative Expense Claim” means any Claim for the costs and expenses of administration of the Chapter 11 Cases pursuant to section 327, 328, 330, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors, (ii) Professional Fee Claims, (iii) all fees and charges assessed against the Estates pursuant to sections 1911-1932 of chapter 123 of title 28 of the United States Code, and (iv) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code to the extent such request is granted by the Bankruptcy Court.

2.1.15 “Administrative Expense Claim Bar Date” means the date that is 30 calendar days after notice of entry of the Effective Date, which notice shall set forth such deadline and be served on all parties known by the Debtors to hold or to potentially hold Administrative Expense Claims; provided that the deadline for filing requests for payment of Administrative Expense Claims arising under section 503(b)(9) of the Bankruptcy Code shall be the Bar Date.

2.1.16 “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

2.1.17 “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (i) a Claim or Interest arising before the Effective Date (a) as to which a Proof of Claim has been filed in the Chapter 11 Cases, which has not been withdrawn and as to which no objection has been filed by the applicable deadlines set forth in the Plan, the Bankruptcy Code, the Bankruptcy Rules, or as determined by the Bankruptcy Court, or (b) that is allowed or determined by a Final Order of a court of competent jurisdiction, (ii) any Claim or Interest that is agreed to, compromised, settled or otherwise resolved pursuant to the authority of the Debtors or the Reorganized Debtors, as applicable, (iii) any Claim or Interest expressly allowed in the Plan or by Final Order of the Bankruptcy Court, or (iv) any Interest registered in the ownership register or otherwise on the Debtors’ books and records, maintained by, or on behalf of, the Debtors as of the Confirmation Date; provided, however, that notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as applicable, shall retain all claims and defenses with respect to Allowed Claims that are Reinstated, or otherwise Unimpaired pursuant to the Plan (including, for the avoidance of doubt, Administrative Expense Claims not paid prior to the Effective Date). “Allow” and “Allowance” shall have correlative meanings.

2.1.18 “Amortization” shall have the meaning set forth in the Plan Support Agreement.

2.1.19 “Applicable Premium” has the meaning set forth in the Senior Subordinated Notes Indenture.

2.1.20 “Avoidance Action” means any and all avoidance, recovery, subordination or other claim, action or remedy that may be brought by or on behalf of the Debtors or their Estates or other authorized parties-in-interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through and including 553 and 724(a) of the Bankruptcy Code or under similar local, state, federal or foreign statutes and common law, including fraudulent transfer laws.

2.1.21 “Backstop Commitment Fee Allocation” has the meaning set forth in the Equity Backstop Commitment Agreement.

2.1.22 “Backstop Commitment Fee Shares” has the meaning set forth in the Equity Backstop Commitment Agreement.

2.1.23 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101 et seq.

2.1.24 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

2.1.25 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the general, local and chambers rules of the Bankruptcy Court as applicable to the Chapter 11 Cases and as amended from time to time.

2.1.26 “Bar Date” means the dates established by the Bankruptcy Court by which Proofs of Claim must have been filed with respect to such Claims, pursuant to: (a) the Order Establishing Deadlines for Filing Proofs of Claim Against Certain Debtors and Approving Form and Manner of Notice Thereof [D.I. 323], entered by the Bankruptcy Court on November 4, 2020; (b) the Order Establishing Deadlines for Filing Proofs of Claim Against Certain Debtors and Approving Form and Manner of Notice Thereof [D.I. 550], entered by the Bankruptcy Court on December 15, 2020; (c) the Order Establishing Deadline for Filing Securities Proofs of Claim With Respect to Garrett Motion Inc. Common Stock and Approving Form and Manner of Notice Thereof [D.I. 560], entered by the Bankruptcy Court on December 17, 2020; (d) any further orders of the Bankruptcy Court establishing separate deadlines for filing Proofs of Claim; or (e) the Plan.

2.1.27 “Borrowers” means Swiss Borrower, TLB Borrower and Co-Borrower.

2.1.28 “Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

2.1.29 “Cash” or “$” means the legal tender of the United States of America or equivalents thereof.

2.1.30 “Cash-Out Consideration” means Cash in an amount equal to $6.25 per share of Existing Common Stock properly delivered for cancellation under the Cash-Out Option.

2.1.31 “Cash-Out Option” means the right available to each Holder of Existing Common Stock, as described in Section 4.3.11 of the Plan, to elect to receive its Cash-Out Consideration in full and final satisfaction of its Existing Common Stock.

2.1.32 “Cause of Action” means any action, claim, cause of action, controversy, proceeding, reimbursement claim, affirmative defense, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, loss, damage, remedy, judgment, account, defense, offset (including setoff or recoupment rights), power, privilege, license and franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, Contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, and assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to or otherwise contest Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any Avoidance Action, (v) any claim or defense, including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code, and (vi) any claim under any state or foreign law, including any fraudulent transfer or similar claim.

2.1.33 “Centerbridge” means Centerbridge Partners, L.P.

2.1.34 “Certificate” means any instrument evidencing a Claim or an Interest.

2.1.35 “Chapter 11 Cases” means (i) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (ii) when used with reference to all Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

2.1.36 “Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code.

2.1.37 “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

2.1.38 “Class” means a class of Claims or Interests classified by Section 4 of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

2.1.39 “Co-Borrower” means Garrett Borrowing LLC.

2.1.40 “Committees” means the Equity Committee and the UCC.

2.1.41 “Commitment Parties” has the meaning set forth in the Plan Support Agreement.

2.1.42 “Company Entity” means a Debtor or any Affiliate of a Debtor.

2.1.43 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

2.1.44 “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

2.1.45 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan, as such hearing may be, or may have been, continued from time to time.

2.1.46 “Confirmation Order” means the order of the Bankruptcy Court entered confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which such order shall be consistent in all respects with the Plan Support Agreement and Restructuring Support Agreement and otherwise be in form and substance reasonably acceptable to (a) the Requisite Consenting Lenders, (b) the Commitment Parties as and to the extent required by the Plan Support Agreement and (c) the UCC.

2.1.47 “Consenting Lenders” has the meaning set forth in the Restructuring Support Agreement.

2.1.48 “Consenting Noteholders” means those certain holders of Senior Subordinated Notes that are or become party to the Plan Support Agreement.

2.1.49 “Contingent” means, when used in reference to a Claim, any Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

2.1.50 “Convertible Series A Certificate of Designation” means that certain Convertible Series A Certificate of Designation described in the Plan Supplement and setting forth the terms governing the Convertible Series A Preferred Stock.

2.1.51 “Convertible Series A Preferred Stock” means the convertible series A preferred stock of New GMI having the terms set forth in the Convertible Series A Certificate of Designation to be issued on the Effective Date pursuant to the Plan.

2.1.52 “Coordination Agreement” means that certain Coordination Agreement, dated as of October 13, 2020, by and among Centerbridge, Oaktree, and Honeywell, together with all schedules, annexes and exhibits attached thereto, and as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

2.1.53 “Creditor” means any holder of a Claim against any of the Debtors.

2.1.54 “Cure Cost” means the amounts, including, where applicable, an amount of $0.00, required to cure any and all monetary defaults under an Executory Contract or Unexpired Lease (or such lesser amounts as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to section 365 or 1123 of the Bankruptcy Code.

2.1.55 “Current Directors” means the directors of the board of GMI immediately prior to the Effective Date.

2.1.56 “D&O Insurance Policies” means any Insurance Policies for directors’, managers’, officers’ and any other Insured (as defined in such policy) entities’ liability (including employment practices liability and fiduciary liability) maintained on behalf of the Debtors prior to the Effective Date.

2.1.57 “Debt Commitment Letters” means, collectively, (a) that certain commitment letter, dated as of December 21, 2020, together with the exhibits and attachments thereto (as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, LLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities, Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, and Gearbox FinCo LLC related to the Exit Facilities, and (b) the commitment letters that such banks or financial institutions delivered to the Plan Sponsors prior thereto in connection with the Exit Facilities.

2.1.58 “Debtor Released Claims” has the meaning set forth in Section 11.8 of the Plan.

2.1.59 “Debtor Releases” has the meaning set forth in Section 11.8 of the Plan.

2.1.60 “Debtors” has the meaning set forth in the Introduction hereto.

2.1.61 “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement.

2.1.62 “DIP Agent” means Citibank N.A. as administrative agent and collateral agent for the lenders under the DIP Credit Agreement and any successor agent appointed in accordance with the terms of the DIP Credit Agreement.

2.1.63 “DIP Claims” means any Claim against any of the Debtors arising out of or related to the DIP Facility or the DIP Facility Documents, including any outstanding principal, accrued and unpaid interest and fees, costs, expenses, reimbursement obligations, premiums and all other amounts that are outstanding obligations under the DIP Facility Documents.

2.1.64 “DIP Credit Agreement” means that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of October 9, 2020, by and among GMI, as borrower, each lender party thereto from time to time, and the DIP Agent, as amended, supplemented or otherwise modified from time to time, including all exhibits and annexes thereto.

2.1.65 “DIP Facility” means that certain senior secured superpriority debtor-in-possession credit facility governed by the DIP Facility Documents.

2.1.66 “DIP Facility Documents” means the DIP Credit Agreement, together with all other agreements, documents, filings and instruments delivered or entered into in connection with the DIP Credit Agreement or the DIP Facility, including the DIP Guarantee Agreement, the DIP U.S. Collateral Agreement, any other pledge, guarantee and collateral agreements, financing statements, perfection documents, intercreditor agreements, subordination agreements, fee letters and security documents, each as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

2.1.67 “DIP Guarantee Agreement” means that certain Debtor-in-Possession Guarantee Agreement, dated as of October 9, 2020, by and among each of the Guarantors from time to time party thereto and the DIP Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

2.1.68 “DIP Required Lenders” has the meaning set forth in the Final DIP Order.

2.1.69 “DIP Secured Parties” means, collectively, the DIP Agent and the lenders, issuing banks, arrangers and other secured parties under the DIP Facility.

2.1.70 “DIP U.S. Collateral Agreement” means that certain Debtor-in-Possession U.S. Collateral Agreement, dated as of October 9, 2020, by and among GMI, the other U.S. Subsidiary Loan Parties party thereto from time to time (as defined therein) and the DIP Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

2.1.71 “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court.

2.1.72 “Disputed” means, with respect to any Claim or Interest, a Claim or Interest or any portion thereof that is not Allowed but that has not been disallowed by a Final Order.

2.1.73 “Distribution Agent” means any Person or Entity designated or retained by the Debtors (prior to the Effective Date) or the Reorganized Debtors (after the Effective Date), without the need for any further order of the Bankruptcy Court, to serve as distribution agent under the Plan.

2.1.74 “Distribution Date” means any date, including the Effective Date, on which a distribution to a holder of an Allowed Claim or an Allowed Interest is contemplated to be made under the Plan and as more fully set forth in Section 9.2 of the Plan.

2.1.75 “DTC” means The Depository Trust Company.

2.1.76 “Effective Date” means the first Business Day on or after the Confirmation Date on which the conditions to the effectiveness of the Plan specified in Section 12.1 of the Plan have been either satisfied or waived as set forth herein.

2.1.77 “Eligible Holders” means the 1145 Eligible Holders and the Accredited Investor Eligible Holders.

2.1.78 “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

2.1.79 “Equity Backstop Commitment Agreement” means that certain Replacement Equity Backstop Commitment Agreement, dated as of March 9, 2021, as may be amended or modified from time to time in accordance with the terms thereof and the Plan Support Agreement (subject to the applicable consent rights of the Commitment Parties provided in the Plan Support Agreement), among GMI, the other Debtors party thereto, and the Equity Backstop Parties thereto.

2.1.80 “Equity Backstop Party” shall have the meaning set forth in the Equity Backstop Commitment Agreement.

2.1.81 “Equity Commitment Letters” means those commitment letters to purchase shares of Convertible Series A Preferred Stock at a purchase price of $668.8 million in Cash, in the aggregate, executed, collectively, by the Equity Commitment Parties in connection with the Plan Support Agreement, as may be amended, modified, or replaced by the agreement of the Debtors and the Equity Commitment Parties in accordance with the Plan Support Agreement.

2.1.82 “Equity Commitment Parties” means the Plan Sponsors or their affiliated funds and accounts that have committed, severally and not jointly, to the Equity Commitment Letters.

2.1.83 “Equity Committee” means the official committee of equity security holders of the Debtors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as may be reconstituted from time to time.

2.1.84 “ERISA” means Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461.

2.1.85 “Estate” means, with respect to each Debtor, the estate created as to such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

2.1.86 “Exculpated Parties” means (i) the Debtors, (ii) the Reorganized Debtors, (iii) the UCC and its members, in their capacities as such, (iv) the Equity Committee and its members, in their capacities as such, (v) the Commitment Parties, (vi) the Prepetition Credit Agreement Secured Parties, (vii) the DIP Secured Parties, (viii) the Exit Facilities Parties, (ix) the Equity Backstop Parties, (x) the Equity Commitment Parties, (xi) the Senior Subordinated Notes Indenture Trustee, (xii) the Senior Subordinated Notes Paying Agent, (xiii) Deutsche Bank Luxembourg S.A., as Registrar and Transfer Agent, and (xiv) with respect to each entity named in (i) through (xiii), such entity’s Affiliates and such entity’s and its Affiliates’ respective managers, members, partners, investors, other equity holders, whether direct or indirect, and directors, officers, employees, consultants, agents, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives solely when acting in any such capacities.

2.1.87 “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

2.1.88 “Excluded Ordinary Course Claims” means all Claims of the Debtors and any of their Affiliates, on the one hand, and all Claims of Honeywell and any of its Affiliates, on the other hand, arising under any assumed Executory Contract or Unexpired Lease or otherwise arising prior to the Effective Date in the ordinary course of their business dealings. Excluded Ordinary Course Claims shall include, among other Claims, all Claims under the Employee Matters Agreement, Intellectual Property Agreement, Trademark License Agreement, Transition Services Agreement, or Cash Repatriation Agreement (each as defined in the Honeywell Proofs of Claim).

2.1.89 “Existing Common Stock” means the existing issued and outstanding common stock, $0.001 par value per share, of GMI.

2.1.90 “Exit Facilities” means, collectively, “Credit Facilities” as that term is defined in the Plan Support Agreement, to be provided under the Exit Facilities Documents with an aggregate outstanding funded amount on the Effective Date not to exceed the Exit Facilities Debt Cap.

2.1.91 “Exit Facilities Debt Cap” means an amount equal to $1,400 million.

2.1.92 “Exit Facilities Documents” means the definitive documents governing the Exit Facilities.

2.1.93 “Exit Facilities Parties” means, collectively, any administrative agent, the collateral agent, arranger, joint bookrunner, or lender under the Exit Facilities.

2.1.94 “Final DIP Order” means the Final Order (I) Authorizing Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expenses Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing and (VI) Granting Related Relief [D.I. 281], as may be amended or modified from time to time by order of the Bankruptcy Court with the consent of the DIP Required Lenders and Requisite Consenting Lenders.

2.1.95 “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, stayed, modified or amended, and as to (i) which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired, and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing is pending or has been timely taken or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, or such appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have otherwise been dismissed with prejudice, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Federal Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

2.1.96 “General Unsecured Claim” means any Claim against any of the Debtors that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, DIP Claim, Prepetition Credit Agreement Claim, Senior Subordinated Noteholder Claim, Honeywell Plan Claim, Intercompany Claim, Section 510(b) Claim or a Claim for any Cure Cost.

2.1.97 “GMI” has the meaning set forth in the Introduction hereto.

2.1.98 “GMI Common Stock” means the common stock, $0.001 par value per share, of New GMI.

2.1.99 “GMI Common Stock Rights” means the GMI Options, GMI RSUs, GMI PSUs and GMI CPSUs.

2.1.100 “GMI CPSU” means each outstanding performance unit under the Stock Incentive Plan.

2.1.101 “GMI Option” means each outstanding option to purchase shares of GMI Common Stock under the Stock Incentive Plan.

2.1.102 “GMI PSU” means each outstanding performance stock unit under the Stock Incentive Plan.

2.1.103 “GMI RSU” means each outstanding restricted stock unit under the Stock Incentive Plan.

2.1.104 “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

2.1.105 “Holder” means an Entity holding a Claim or an Interest, as applicable.

2.1.106 “Honeywell” means Honeywell International Inc., its Affiliates, and their respective officers, directors, professional advisors, consultants and related Persons.

2.1.107 “Honeywell Adversary Proceeding” means the adversary proceeding captioned Garrett Motion Inc. et al. v. Honeywell International Inc. et al., Adv. Pro. No. 20-01223-MEW and all claims, objections and Causes of Action asserted therein, as stayed by the Stipulation and Order to Stay Proceedings [D.I. 36].

2.1.108 “Honeywell Estimation Proceeding” means the proceedings to estimate Honeywell’s claims governed by the Order Establishing Procedures for the Estimation of Claims of Honeywell et al. Against the Debtors [D.I. 540], as stayed by the Stipulation and Order to Stay Proceedings [D.I. 737].

2.1.109 “Honeywell Indemnification Guarantee Agreement” means that certain Indemnification Guarantee Agreement, dated September 27, 2018, by and among Honeywell ASASCO 2 Inc., Garrett ASASCO Inc., and the other Guarantors party thereto, as may be amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

2.1.110 “Honeywell Indemnity Agreement” means, collectively: (i) that certain Indemnification and Reimbursement Agreement, dated September 12, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among Honeywell ASASCO Inc., Honeywell ASASCO 2 Inc. and Honeywell International Inc.; and (ii) that certain Contribution and Assignment Agreement, dated September 14, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and between Honeywell ASASCO Inc. and Garrett ASASCO Inc., as each may be amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

2.1.111 “Honeywell Indemnity Documents” means the Honeywell Indemnity Agreement together with the Honeywell Indemnification Guarantee Agreement, and any related documents thereto, as each may be amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

2.1.112 “Honeywell Litigation” means the Honeywell Adversary Proceeding and the Honeywell Estimation Proceeding.

2.1.113 “Honeywell Plan Claims” means any Claim held by Honeywell or any of its Affiliates arising under, derived from, based on, or relating to the Honeywell Terminated Agreements or the potential contingent, unliquidated contractual Claims and Causes of Action identified in the Honeywell Proofs of Claim; provided, for the avoidance of doubt, that Honeywell Plan Claims shall not include (a) any Excluded Ordinary Course Claim or (b) the payment of Honeywell’s Transaction Expenses as set forth in Section 3.7 of the Plan and in the Plan Support Agreement.

2.1.114 “Honeywell Proofs of Claim” means the proofs of claim filed by Honeywell against the Debtors with Claim Numbers 276 through 316.

2.1.115 “Honeywell Settlement” means the full and final settlement and compromise of all Honeywell Plan Claims and the Honeywell Litigation, in consideration for the treatment of the Honeywell Plan Claims under the Plan (including the involvement of the Plan Sponsors in the Reorganized Debtors’ capital structure and their ownership of the Convertible Series A Preferred Stock in the amounts contemplated by the Plan Support Agreement) and the inclusion of (a) Honeywell and its related Persons as Exculpated and Released Parties under the Plan and (b) the mutual releases set forth in Section 11.13 of the Plan.

2.1.116 “Honeywell Terminated Agreements” means (i) the Honeywell Indemnity Documents and (ii) the Tax Matters Agreement.

2.1.117 “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

2.1.118 “Insurance Policy” and, collectively, the “Insurance Policies” means each of the insurance policies issued to or for the benefit of any Debtor(s) or any of their predecessors-in-interest at any time and any agreements, documents or instruments related thereto, including the D&O Insurance Policies and any other insurance policy for directors’, managers’ and officers’ liability.

2.1.119 “Insurer” means any company or other entity that issued an Insurance Policy, any third-party administrator, and any respective predecessors and/or affiliates thereof.

2.1.120 “Intercompany Claim” means any Claim held by a Debtor against any other Company Entity or by a Company Entity against a Debtor.

2.1.121 “Intercompany Interest” means any Interest held by a Debtor in a Company Entity or by a Company Entity in a Debtor.

2.1.122 “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of September 27, 2018, by and among GMI, as Holdings, Garrett LX I S.à r.l., as Lux Notes Issuer, Garrett LX II S.à r.l., as LuxCo 2, Garrett LX III S.à r.l., as Lux Borrower, Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), as Swiss Borrower, Garrett Borrowing LLC, as U.S. Co-Borrower and as U.S. Co-Notes Issuer, the other Debtors and Grantors party thereto, the Prepetition Credit Agreement Agent, as Senior Secured Administrative Agent, Senior Secured Collateral Agent and a Senior Priority Representative for the Senior Secured Credit Agreement Secured Parties, Deutsche Trustee Company Limited, as Senior Subordinated Notes Trustee and a Senior Subordinated Priority Representative for the Senior Subordinated Notes Secured Parties, Deutsche Bank AG, London Branch, as Senior Subordinated Collateral Agent for the Senior Subordinated Notes Secured Parties, the Intra-Group Lenders from time to time party thereto, Honeywell ASASCO 2, Inc., as Honeywell Indemnity, and each additional Representative from time to time party thereto, as may be amended, supplemented or otherwise modified from time to time.

2.1.123 “Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other equity or ownership interest, including, without limitation, all issued, unissued, authorized or outstanding limited liability company membership interests (including common and preferred) or other equity interests, together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.

2.1.124 “IRC” means the Internal Revenue Code.

2.1.125 “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.

2.1.126 “Local Rules” means the Local Bankruptcy Rules for the Southern District of New York.

2.1.127 “Make-Whole Litigation” means the adversary proceeding captioned Garrett Borrowing LLC v. Deutsche Trustee Company Limited, 1:20-ap-01319 (Bankr. S.D.N.Y.), and all claims, objections and Causes of Action asserted therein, as stayed by the Stipulation and Order to Stay Proceedings [D.I. 12].

2.1.128 “Make-Whole Settlement” means the full and final settlement and compromise of the Make-Whole Litigation, in consideration for the treatment under the Plan of the Senior Subordinated Noteholder Claims arising under, derived from, or based on the Applicable Premium.

2.1.129 “Management Side Letter Recipient” means each individual required to execute a Management Side Letter.

2.1.130 “Management Side Letters” means side letters to be entered into on or prior to the Effective Date between New GMI and members of the Debtors’ senior management team holding GMI Common Stock Rights (and such other holders of GMI Common Stock Rights as may be mutually agreed by the Debtors and the Plan Sponsors, Honeywell and the Requisite Additional Investors) setting forth certain retention terms applicable to the proceeds of the GMI Common Stock Rights received pursuant to the Plan, which letters will be in form and substance acceptable to the Plan Sponsors, Honeywell, and the Requisite Additional Investors.2

2.1.131 “New Board” means the board of directors of New GMI appointed as of the Effective Date.

2.1.132 “New GMI” means GMI, as reorganized pursuant to and under the Plan, and any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

2.1.133 “New Preferred Stock” means the Convertible Series A Preferred Stock and the Series B Preferred Stock.

2.1.134 “Notice and Claims Agent” means the Debtors’ notice and claims agent, Kurtzman Carson Consultants LLC.

2.1.135 “Oaktree” means Oaktree Capital Management, L.P.

2.1.136 “Offered Shares” means the 1145 Offered Shares and the Accredited Investor Offered Shares.

2.1.137 “Other Priority Claim” means a Claim entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

2.1.138 “Other Secured Claim” means any Secured Claim or portion thereof, other than a Secured Tax Claim, a Prepetition Credit Agreement Claim, Senior Subordinated Noteholder Claim or DIP Claim.

2.1.139 “PBGC” means the Pension Benefit Guaranty Corporation.

2.1.140 “Pension Plan” means the Garrett Motion Inc. Pension Plan, which is a single-employer defined benefit pension plan covered by ERISA covering approximately 1,300 participants, with GMI as the contributing sponsor, and for which the PBGC has asserted that each of the Debtors is either a contributing sponsor of the Pension Plan or a member of the contributing sponsor’s controlled group within the meaning of 29 U.S.C. §§ 1301(a)(13), (14) and thus jointly and severally liable.

[2]

Management Side Letters to provide for repayment of 100% of the net proceeds received with respect to the cash-out of the GMI Common Stock Rights upon a resignation without Good Reason or a termination by New GMI for Cause, in each case, prior to the first anniversary of the Effective Date, Definitions of Good Reason and Cause will be set forth in the Management Side Letters and consistent with the definitions set forth in the Garrett Motion Inc. Severance Plan for Designated Officers.

2.1.141 “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

2.1.142 “Petition Date” means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Cases.

2.1.143 “Plan” has the meaning set forth in the Introduction hereto.

2.1.144 “Plan Sponsors” means Oaktree and Centerbridge (each, acting solely in its capacity as an investment advisor on behalf of certain funds and accounts and wholly-owned entities of such funds and accounts).

2.1.145 “Plan Supplement” means one or more compilations of documents and forms of documents, instruments, schedules and exhibits to the Plan, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents. Each such document, agreement, instrument, schedule or exhibit, or form thereof, is referred to herein as a “Plan Supplement.”

2.1.146 “Plan Support Agreement” means that certain Second Amended and Restated Plan Support Agreement, dated as of March 9, 2021 by and among the Debtors and the Commitment Parties, together with all schedules, annexes and exhibits attached thereto, and as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

2.1.147 “Plan Term Sheet” means the term sheet setting forth certain terms and conditions of the Restructuring Transactions, attached as Exhibit A to the Plan Support Agreement, together with all schedules, annexes and exhibits and as may be amended, supplemented or otherwise modified from time to time.

2.1.148 “Prepetition Credit Agreement” means that certain Credit Agreement, dated as of September 27, 2018, by and among GMI, as holdings, Garrett LX III S.à r.l., as Lux Borrower, Garrett Borrowing LLC, as U.S. Co-Borrower, Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), as Swiss Borrower, the Lenders and Issuing Banks party thereto and the Prepetition Credit Agreement Agent, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

2.1.149 “Prepetition Credit Agreement Agent” means JPMorgan Chase Bank, N.A., as Administrative Agent under the Prepetition Credit Agreement, and any successor agent appointed in accordance with the terms of the Prepetition Credit Agreement.

2.1.150 “Prepetition Credit Agreement Agent Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, advancements, indemnity claims, and any amounts due to the Prepetition Credit Agreement Agent, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements incurred by the Prepetition Credit Agreement Agent, whether prior to or after the Petition Date and whether prior to or after consummation of the Plan, and reasonable fees and expenses incurred in connection with disbursements made pursuant to the Plan or the cancellation and discharge of the Prepetition Credit Agreement Documents and all documents related thereto, in each case to the extent payable or reimbursable under the Prepetition Credit Agreement.

2.1.151 “Prepetition Credit Agreement Claim” means any Claim arising out of or related to the Prepetition Credit Agreement Documents.

2.1.152 “Prepetition Credit Agreement Documents” means the Prepetition Credit Agreement and any Prepetition Credit Agreement Guarantee together with all other agreements, documents, filings and instruments delivered or entered into in connection with the Prepetition Credit Agreement or any Prepetition Credit Agreement Guarantee, including any pledge and collateral agreements, financing statements, perfection documents, intercreditor agreements, subordination agreements, fee letters, security documents and hedge agreements, each as amended restated, supplemented or otherwise modified from time to time in accordance with its terms.

2.1.153 “Prepetition Credit Agreement Guarantee” means any guarantee of any obligation arising under the Prepetition Credit Agreement Documents.

2.1.154 “Prepetition Credit Agreement Secured Parties” means, collectively, the Prepetition Credit Agreement Agent, the Holders of Prepetition Credit Agreement Claims, and all other lenders, issuing banks, arrangers and other secured parties under the Prepetition Credit Agreement Documents.

2.1.155 “Priority Tax Claim” means a Claim (whether secured or unsecured) of a Governmental Unit against any Debtor entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

2.1.156 “Pro Rata” means, as applicable, with respect to an Allowed or estimated Claim or Interest, the percentage represented by a fraction (i) the numerator of which shall be an amount equal to such Allowed or estimated Claim or Interest and (ii) the denominator of which shall be an amount equal to the aggregate amount of Allowed and estimated Claims or Interests in the same Class as such Claim or Interest, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the portion that such Holder’s Claim or Interest in a particular class bears to the aggregate amount of all Allowed and estimated Claims or Interests in such multiple Classes.

2.1.157 “Professional” means a Person or Entity: (i) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to section 327, 328, 329, 330 or 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

2.1.158 “Professional Fee Claim” means any Claim of a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

2.1.159 “Professional Fee Escrow Account” means an account to be funded by the Debtors on or prior to the Effective Date in an amount equal to the Professional Fee Reserve Amount.

2.1.160 “Professional Fee Reserve Amount” means the estimate, as determined in accordance with Section 3.2.3 of the Plan, of the aggregate amount of unpaid Professional Claims for all Professionals through the Effective Date.

2.1.161 “Proof of Claim” means a proof of claim against a Debtor filed by a holder of a Claim against any Debtor.

2.1.162 “PSA Investors” means, collectively, the Plan Sponsors and the Equity Backstop Parties.

2.1.163 “PSA Professionals” means, collectively: (a) Milbank LLP, as legal counsel to the Plan Sponsors, and Houlihan Lokey Capital, Inc., as financial advisor to the Plan Sponsors; (b) Kirkland & Ellis LLP, as legal counsel to Honeywell, and TRS Advisors LLC and Centerview Partners LLC as financial advisors to Honeywell; (c) Jones Day, as legal counsel to each Additional Investor, and Rothschild & Co. as financial advisor to each Additional Investor; (d) Fried, Frank, Harris, Shriver & Jacobson LLP, as legal counsel to The Baupost Group, LLC, and Ducera Partners LLC, as financial advisor to The Baupost Group, LLC; and (e) Ropes & Gray LLP, as legal counsel to the Consenting Noteholders, and Moelis & Co., as financial advisor to the Consenting Noteholders.

2.1.164 “Registration Rights Agreement” means the registration rights agreement described in the Plan Supplement with respect to the Convertible Series A Preferred Stock.

2.1.165 “Reinstated” means, with respect to any Claim or Interest, that such Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

2.1.166 “Related Party” means ,with respect to any person or entity, each and all of such person’s or entity’s current and former affiliates, and such entities’ and their current and former predecessors, successors and assigns, subsidiaries, direct or indirect equity holders (regardless of whether such interest are held directly or indirectly), affiliates, managed accounts or funds, directors, managers, officers and each of their current and former officers, directors, managers, principals, shareholders, members, equityholders, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and investment and other professionals, and each of the foregoing Person’s respective heirs, executors, estates, successors, assigns and nominees.

2.1.167 “Released Parties” means (i) the Exculpated Parties and (ii) each of their respective current and former directors, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, employees, consultants, agents, affiliates, parents, subsidiaries, members, managers, predecessors, successors, heirs, executors and assigns, participants, subsidiaries, managed accounts or funds, partners, limited partners, general partners, principals, fund advisors, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives solely when acting in any such capacities.

2.1.168 “Releasing Parties” means (i) the Released Parties, (ii) all holders of Claims or Interests that vote to accept the Plan, (iii) all holders of Claims or Interests that vote to reject the Plan but elect on their ballot to opt into the voluntary release by holders of Claims and Interests, (iv) all holders of Claims and Interests not described in the foregoing clauses (i) through (iii) who elect to opt into the voluntary release by holders of Claims and Interests; and (v) with respect to each entity named in (i) through (iv), such entity’s Affiliates and such entity’s and its Affiliates’ respective managers, members, partners, investors, other equity holders, whether direct or indirect, and directors, officers, employees, consultants, agents, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives solely when acting in any such capacities; provided that in each case only those Holders of Existing Common Stock that vote to accept the Plan or opt into the voluntary release shall be Releasing Parties.

2.1.169 “Reorganized Debtor” means a Debtor, as reorganized pursuant to and under the Plan, or any applicable successor(s) thereto, by asset purchase, merger, consolidation or otherwise, on or after the Effective Date.

2.1.170 “Requisite Additional Investors” has the meaning set forth in the Plan Support Agreement.

2.1.171 “Requisite Consenting Lenders” has the meaning set forth in the Restructuring Support Agreement.

2.1.172 “Requisite Consenting Noteholders” has the meaning set forth in the Plan Support Agreement.

2.1.173 “Restructuring Documents” shall have the meaning set forth in the Plan Support Agreement.

2.1.174 “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of September 20, 2020, by and among GMI, the Debtors party thereto and the Consenting Lenders party thereto, as amended, supplemented or otherwise modified from time to time, including all exhibits and annexes thereto.

2.1.175 “Restructuring Transactions” has the meaning set forth in Section 6.12 hereof.

2.1.176 “Rights Offerings” means the 1145 Rights Offering and the Accredited Investor Rights Offering.

2.1.177 “Rights Offering Procedures” means the 1145 Rights Offering Procedures and the Accredited Investor Rights Offering Procedures.

2.1.178 “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules may be or may have been amended, modified, or supplemented from time to time.

2.1.179 “SEC” means the United States Securities and Exchange Commission.

2.1.180 “Section 510(b) Claim” means any Claim against GMI arising from or related to Existing Common Stock having the same priority as Existing Common Stock pursuant to section 510(b) of the Bankruptcy Code.

2.1.181 “Secured Claim” means a Claim that is (i) secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (ii) Allowed pursuant to the Plan as a Secured Claim.

2.1.182 “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

2.1.183 “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

2.1.184 “Security” means a security as defined in section 2(a)(1) of the Securities Act.

2.1.185 “Series A Investor Rights Agreement” means the investors rights agreement described in the Plan Supplement with respect to the Convertible Series A Preferred Stock.

2.1.186 “Series B Certificate of Designation” means that certain Series B Certificate of Designation described in the Plan Supplement and setting forth the terms governing the Series B Preferred Stock.

2.1.187 “Series B Preferred Stock” means the series B preferred stock of New GMI having the terms set forth in the Series B Certificate of Designation to be issued on the Effective Date pursuant to the Plan.

2.1.188 “Senior Subordinated Noteholder Claim” means any Claim arising out of or related to the Senior Subordinated Notes Indenture and the Senior Subordinated Notes Guarantee.

2.1.189 “Senior Subordinated Notes” means the 5.125% senior notes, due 2026, outstanding under the Senior Subordinated Notes Indenture.

2.1.190 “Senior Subordinated Notes Guarantee” means any guarantee of any obligation arising under the Senior Subordinated Notes Indenture.

2.1.191 “Senior Subordinated Notes Indenture” means that certain Indenture, dated as of September 27, 2018, among GMI, as Parent, Garrett LX I S.à r.l., as Issuer, Garrett Borrowing LLC, as Co-Issuer, the guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, as Security Agent and Paying Agent, and Deutsche Bank Luxembourg S.A., as Registrar and Transfer Agent, pursuant to which the Senior Subordinated Notes were issued, as may be amended, supplemented or otherwise modified from time to time.

2.1.192 “Senior Subordinated Notes Indenture Trustee” means Deutsche Trustee Company Limited, as indenture trustee of the Senior Subordinated Notes Indenture, and any successor trustee appointed in accordance with the terms of the Senior Subordinated Notes Indenture.

2.1.193 “Senior Subordinated Notes Indenture Trustee Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, advancements, indemnity claims, and any amounts due to the Senior Subordinated Notes Indenture Trustee, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements incurred by the Senior Subordinated Notes Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after consummation of the Plan, and reasonable fees and expenses incurred in connection with disbursements made pursuant to the Plan or the cancellation and discharge of the Senior Subordinated Notes Indenture and all documents related thereto, in each case to the extent payable or reimbursable under the Senior Subordinated Notes Indenture.

2.1.194 “Senior Subordinated Notes Paying Agent” means Deutsche Bank AG, London Branch, in its capacity as Security Agent and Paying Agent under the Senior Subordinated Notes Indenture.

2.1.195 “Solicitation Procedures Order” means the Order (I) Approving the Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing; (II) Establishing a Voting Record Date for the Plan; (III) Approving Solicitation Packages and Procedures for the Distribution Thereof; (IV) Approving the Forms of Ballots; (V) Establishing Procedures for Voting on the Plan; and (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan [D.I. 1016].

2.1.196 “Stock Incentive Plan” means the Garrett Motion Inc. Stock Incentive Plan existing on the Petition Date.

2.1.197 “Stock Register” means the ownership register of GMI Common Stock maintained by, or behalf of, the Debtors.

2.1.198 “Subscription Rights” means the 1145 Subscription Rights and the Accredited Investor Subscription Rights.

2.1.199 “Swiss Borrower” means Garrett Motion Sàrl.

2.1.200 “Tax Matters Agreement” means that certain Tax Matters Agreement, dated September 12, 2018, by and among Honeywell International Inc., GMI, Honeywell ASASCO Inc. and Honeywell ASASCO 2 Inc., as may be amended, supplemented or otherwise modified from time to time.

2.1.201 “TLB Borrower” means Garrett LX III S.à r.l.

2.1.202 “Transaction Expenses” mean, collectively, all reasonable and documented fees and expenses of the PSA Professionals that are reimbursable under the Plan Support Agreement (regardless of when such fees are or were incurred).

2.1.203 “Unsubscribed Shares” means any Offered Shares that are not purchased by 1145 Eligible Holders or Accredited Investor Eligible Holders in the Rights Offerings.

2.1.204 “U.S. Trustee” means the Office of the United States Trustee for the Southern District of New York.

2.1.205 “U.S. Trustee Fees” mean fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

2.1.206 “UCC” means the official committee of unsecured creditors of the Debtors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as may be reconstituted from time to time.

2.1.207 “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Interest to a Holder that has not: (i) accepted a particular distribution or, in the case of a distribution made by check, negotiated such check, (ii) given written notice to the Distribution Agent of an intent to accept a particular distribution, (iii) responded in writing to the request of the Distribution Agent for information necessary to facilitate a particular distribution, or (iv) taken any other action necessary to facilitate such distribution.

2.1.208 “Unexpired Lease” means a lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

2.1.209 “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of such term in section 1124 of the Bankruptcy Code.

2.1.210 “United States of America,” “United States” or “U.S.” means the United States of America and its federal agencies.

2.1.211 “Voting Record Date” means the record date for voting on the Plan, which shall be March 15, 2021.

2.2 Rules of Interpretation

For the purposes of this Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender, (ii) any reference herein to the word “including” or any word of similar import shall be read to mean “including without limitation,” (iii) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto, (iv) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than a particular portion of the Plan, (v) captions and headings to Sections are inserted for the convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, (vi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, (vii) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement, (viii) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s Case Management/Electronic Case Files system, (ix) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated, (x) any reference herein to a contract, agreement, lease, plan, policy, document or instrument being in a particular form or on particular terms and conditions means that the same shall be substantially in that form or substantially on those terms and conditions, (xi) any reference herein to a contract, agreement, lease, plan, policy, document or instrument or schedule or exhibit thereto, whether or not filed, shall mean the same as amended, restated, modified or supplemented from time to time in accordance with the terms hereof or thereof, (xii) any effectuating provisions may be interpreted by the Debtors or Reorganized Debtors, as applicable, with the consent of the Plan Sponsors, Honeywell, the Requisite Consenting Lenders, the Requisite Consenting Noteholders and the Requisite Additional Investors (as provided in the Plan Support Agreement or the Restructuring Support Agreement, as applicable), in such a manner that is consistent with the overall purpose and intent of the Plan, all without further Bankruptcy Court order, provided that the Debtors shall promptly provide notice of an interpretation to the UCC within two days after agreeing to such interpretation and that any interpretation that results in the impairment of General Unsecured Claims or relates to Article 8 of this Plan (including all applicable deadlines and applicable definitions) shall only be effective upon the consent of the UCC (which shall not be unreasonably withheld) or further order of the Bankruptcy Court, (xiii) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and permitted assigns, (xiv) references to “shareholders,” “directors” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws, (xv) except as otherwise expressly provided in this Plan, where this Plan contemplates that any Debtor or Reorganized Debtor, as applicable, shall take any action, incur any obligation, issue any security or adopt, assume, execute or deliver any contract, agreement, lease, plan, policy, document or instrument on or prior to the Effective Date, the same shall be duly and validly authorized by the Plan and effective against and binding upon such Debtor or Reorganized Debtor, as applicable, on and after the Effective Date without further notice to, order of or other approval by the Bankruptcy Court, action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of the board of directors of any Debtor or any other Entity, and (xvi) except as otherwise provided in the Plan, anything required to be done by the Debtors or Reorganized Debtors, as applicable, on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter.

2.3 Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

2.4 References to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America unless otherwise expressly provided.

2.5 Consent Rights

Notwithstanding anything herein to the contrary, (i) any and all consent rights of all parties to the Plan Support Agreement or the Restructuring Support Agreement under such agreements with respect to the form and substance of this Plan, all exhibits to the Plan, the Plan Supplement, the proposed form of Confirmation Order, and any other Restructuring Documents or Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, as more fully set forth in the Plan Support Agreement or the Restructuring Support Agreement, as applicable, are incorporated herein by this reference and shall be fully enforceable as if stated in full herein, (ii) to the extent provided in the Plan Support Agreement, any action or inaction that may be taken by the Debtors hereunder shall be reasonably acceptable to (a) the Plan Sponsors, (b) Honeywell, (c) solely to the extent such action or inaction adversely affects the Additional Investors, the Requisite Additional Investors, and (d) solely to the extent such action or inaction adversely affects the Consenting Noteholders, the Requisite Consenting Noteholders, and (iii) to the extent provided in the Restructuring Support Agreement or Plan Support Agreement, any action or inaction that may be taken by the Debtors hereunder shall be reasonably acceptable to the Requisite Consenting Lenders. Failure to reference herein any right, privilege or obligation provided for by the Plan Support Agreement or Restructuring Support Agreement shall not impair any such right, privilege or obligation.

3.	ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, DIP CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES

3.1 Administrative Expense Claims

3.1.1 Treatment of Administrative Expense Claims

Except to the extent that the applicable Holder of an Allowed Administrative Expense Claim agrees to less favorable treatment with the Debtors or, after the Effective Date, the Reorganized Debtors, each Holder of an Allowed Administrative Expense Claim shall receive, on account of such Allowed Administrative Expense Claim to the extent any portion of such Allowed Administrative Expense Claim has not been paid in full during the course of the Chapter 11 Cases, payment in full in Cash (i) on or as soon as reasonably practicable after the later of the Effective Date and the date such Claim is Allowed, (ii) if such Allowed Administrative Expense Claim is for goods and services provided to the Debtors in the ordinary course of business, in accordance with the terms and conditions of the applicable transaction documentation or course of business dealings with the applicable Debtor, (iii) as otherwise may be agreed upon by such Holder and the applicable Debtor or, after the Effective Date, Reorganized Debtor, or (iv) as otherwise ordered by the Bankruptcy Court.

3.1.2 Filing Administrative Expense Claims

Absent order of the Bankruptcy Court to the contrary, and except for Transaction Expenses, all requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than on account of Professional Fee Claims and U.S. Trustee Fees) must be filed with the Notice and Claims Agent and served on counsel for the Debtors by the Administrative Expense Claim Bar Date. Any Holder of an Administrative Expense Claim who is required to, but does not, file and serve a request for payment of such Administrative Expense Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors or the Reorganized Debtors or their respective property, and such general Administrative Expense Claim shall be deemed discharged as of the Effective Date.

Following the Effective Date, the Reorganized Debtors, in their sole discretion, shall have exclusive authority to settle Administrative Expense Claims without further Bankruptcy Court approval.

Unless the Debtors or the Reorganized Debtors or any other Entity object to a timely filed and properly served Administrative Expense Claim by the 90th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court upon motion on notice to all parties filing a notice of appearance and request for service pursuant to Bankruptcy Rule 2002 in the Chapter 11 Cases, such Administrative Expense Claim shall be deemed Allowed in the amount requested. If the Debtors or the Reorganized Debtors or any other Entity object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be Allowed and, if so, in what amount. Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that (i) are for goods or services provided to the Debtors in the ordinary course of business, (ii) previously have been Allowed by Final Order of the Bankruptcy Court, (iii) are for Cure Costs, (iv) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors to any Governmental Unit, or (v) the Debtors or, after the Effective Date, the Reorganized Debtors, have otherwise agreed in writing do not require such a filing.

3.2 Professional Fee Claims

3.2.1 Final Fee Applications

All final requests for payment of Professional Fee Claims shall be filed and served no later than 30 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims. Any objections to Professional Fee Claims must be filed and served on the Debtors and the requesting party no later than 30 days after service of the final request for payment of Professional Fee Claims.

Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Debtors or, after the Effective Date, the Reorganized Debtors, each Holder of a Professional Fee Claim that has been approved by the Bankruptcy Court shall be paid in full in Cash.

3.2.2 Professional Fee Escrow Account

On or prior to the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtors’ Estates, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order; provided that the Debtors’ obligation with respect to Professional Fee Claims will not be limited nor be deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow Account. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

3.2.3 Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through and including the Effective Date, the Professionals shall estimate their accrued Professional Fee Claims prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtors and counsel to the Plan Sponsors, Honeywell, and the Additional Investors by no later than seven days before the Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. If a Professional does not provide such estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid by the Debtors.

3.2.4 Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors may, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by the Reorganized Debtors or any Professional following the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

3.3 DIP Claims

All DIP Claims shall be Allowed in the full amount due and owing under the DIP Facility Documents and the Final DIP Order. For the avoidance of doubt, the DIP Claims shall not be subject to any avoidance, reduction, setoff, recoupment, recharacterization, subordination (equitable, contractual or otherwise), counterclaim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation.

Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, on the Effective Date, each Holder of an Allowed DIP Claim shall receive Cash equal to the full amount of its Allowed DIP Claims in full and final satisfaction of such Claims. Distributions to Holders of DIP Claims shall be deemed completed when made to (or at the direction of) the DIP Agent, which shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. Once received by the DIP Agent, distributions shall be made as soon as practicable to the Holders of Allowed DIP Claims in accordance with the DIP Agreement. If the DIP Agent is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the DIP Agent’s cooperation, shall make such distributions to the extent practicable to do so.

Upon the indefeasible payment and satisfaction in full of all Allowed DIP Claims, and termination of all commitments made and incurred pursuant to the DIP Credit Agreement, the DIP Facility Documents and all Liens and security interests granted pursuant to the DIP Facility Documents, whether in the Chapter 11 Cases or otherwise, shall automatically terminate and be of no further force or effect, and all obligations of the Debtors or the Reorganized Debtors, as applicable, arising out of or related to the DIP Claims shall be automatically discharged and released, in each case, without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or, after the Effective Date, the Reorganized Debtors, in each case at the sole expense of the Debtors or the Reorganized Debtors, as applicable.

3.4 Treatment of Priority Tax Claims

Except to the extent that the applicable Holder of an Allowed Priority Tax Claim has been paid by the Debtors before the Effective Date, or such Holder agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtors or, after the Effective Date, the Reorganized Debtors, (i) payment in full in Cash made on (a) or as soon as reasonably practicable after the Effective Date or (b) the date such payment is due in the ordinary course of business, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time after the Effective Date without premium or penalty.

3.5 Ad Hoc Lender Group Expenses, Prepetition Credit Agreement Agent Expenses and Senior Subordinated Notes Indenture Trustee Expenses

Any outstanding and unpaid Ad Hoc Lender Group Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date without the requirement to file a fee application with the Bankruptcy Court or comply with any guidelines of the U.S. Trustee, and, subject to the Final DIP Order, without any requirement for review or approval by the Bankruptcy Court or any Entity. All Ad Hoc Lender Group Expenses to be paid on the Effective Date shall be estimated, as necessary, prior to and as of the Effective Date and such estimate shall be delivered to the Debtors; provided that such estimate shall not be considered an admission or limitation with respect to such Ad Hoc Lender Group Expenses. In addition, the Debtors or the Reorganized Debtors shall continue to pay the Ad Hoc Lender Group Expenses, as necessary, after the Effective Date when due and payable in the ordinary course solely to the extent related to implementation, consummation and defense of the Plan, whether incurred before, on or after the Effective Date, without any requirement for review or approval by the Bankruptcy Court or any Entity.

Any outstanding and unpaid Prepetition Credit Agreement Agent Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date without the requirement to file a fee application with the Bankruptcy Court or comply with any guidelines of the U.S. Trustee, and, subject to the Final DIP Order, without any requirement for review or approval by the Bankruptcy Court or any Entity. All Prepetition Credit Agreement Agent Expenses to be paid on the Effective Date shall be estimated, as necessary, prior to and as of the Effective Date and such estimate shall be delivered to the Debtors; provided that such estimate shall not be considered an admission or limitation with respect to such Prepetition Credit Agreement Agent Expenses.

Any outstanding and unpaid Senior Subordinated Notes Indenture Trustee Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date without the requirement to file a fee application with the Bankruptcy Court or comply with any guidelines of the U.S. Trustee, and, subject to the Final DIP Order, without any requirement for review or approval by the Bankruptcy Court or any Entity. All Senior Subordinated Notes Indenture Trustee Expenses to be paid on the Effective Date shall be estimated, as necessary, prior to and as of the Effective Date and such estimate shall be delivered to the Debtors; provided that such estimate shall not be considered an admission or limitation with respect to such Senior Subordinated Notes Indenture Trustee Expenses.

3.6 Statutory Fees Payable Pursuant to 28 U.S.C. § 1930

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors and the Reorganized Debtors shall be jointly and severally liable to pay any and all such fees when due and payable. The Debtors shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Distribution Agent during the applicable period, attested to by an authorized representative of the Distribution Agent. Notwithstanding the substantive consolidation of the Debtors called for in the Plan, each and every one of the Debtors and the Reorganized Debtors shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

3.7 Payment of Transaction Expenses

On the Effective Date, the Reorganized Debtors shall, to the extent invoiced at least two days prior to the Effective Date (which invoice may include good faith estimates of Transaction Expenses to be incurred by a PSA Professional through the Effective Date), pay the Transaction Expenses, in each case, whether accrued prepetition or postpetition, to the extent not otherwise paid during the Chapter 11 Cases; provided that any estimated Transaction Expenses shall not be considered an admission or limitation with respect to such PSA Professional’s fees and expenses; provided, further, for the avoidance of doubt, no invoices shall be required to include itemized time detail. The Transaction Expenses shall be payable without the requirement to (a) file retention applications, fee applications, or any other applications in the Chapter 11 Cases, or (b) comply with any guidelines of the U.S. Trustee. The Transaction Expenses shall be Allowed in full as Administrative Claims upon incurrence, and shall not be subject to any offset, defense, counterclaim, reduction, or credit.

The Transaction Expenses described in this Section 3.7 shall (1) not be subject to the Administrative Claims Bar Date and (2) be payable without an application to the Bankruptcy Court and without notice and a hearing.

4.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, all Claims and Interests, except for Claims addressed in Section 3 of the Plan, are classified for all purposes as set forth in this Section 4. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. For any Claim or Interest where a Proof of Claim has been filed, upon payment or satisfaction of such Claim or Interest and notice of such payment or satisfaction to the Holder of such Claim or Interest, such Claim or Interest may be adjusted or expunged on the Claims Register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any Holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such Holder’s Claim.

4.1 Separate Plan

The Plan constitutes a separate Plan for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. Certain of the Debtors may not have Claims or Interests in a particular Class, and such Claims or Interests shall be treated as set forth herein. For all purposes under the Plan, each Class will contain sub-Classes for each Debtor, except that Classes 10 and 11 shall be vacant at each Debtor other than GMI. Tabulation of votes accepting or rejecting the Plan shall be conducted on a Debtor-by-Debtor basis.

4.2 Summary of Classes and Treatment of Claims Against and Interests in the Debtors

The following table designates the Classes of Claims against and Interests in the Debtors, as applicable, and specifies which of those Classes are (i) Impaired or Unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or presumed to accept or deemed to reject the Plan.3 All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Claims or Interests in one or more particular Classes, and such Classes of Claims or Interests shall be treated as set forth in Section 5.3 of the Plan. For all purposes under the Plan, each Class will contain sub Classes for each Debtor, except that Class 10 shall be vacant at each Debtor other than GMI. Tabulation of votes accepting or rejecting the Plan shall be conducted on a Debtor-by-Debtor basis.

[3]	The information in the table is provided in summary form, and is qualified in its entirety by Section 4.3 of the Plan.

Class	Designation	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Secured Tax Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	Prepetition Credit Agreement Claims	Impaired	Entitled to Vote
5	Senior Subordinated Noteholder Claims	Impaired or Unimpaired	Entitled to Vote
6	Honeywell Plan Claims	Impaired	Entitled to Vote
7	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
8	Intercompany Claims	Impaired or Unimpaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
9	Intercompany Interests	Impaired or Unimpaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
10	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
11	Existing Common Stock	Impaired	Entitled to Vote

4.3 Treatment of Claims and Interests

4.3.1 Class 1 – Other Secured Claims

i.	Classification: Class 1 consists of all Other Secured Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the Plan Sponsors: (A) payment in full in Cash; (B) delivery of the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (C) Reinstatement of its Allowed Other Secured Claim; or (D) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

iii.

Voting: Claims in Class 1 are Unimpaired. Each Holder of an Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of Other Secured Claims is entitled to vote to accept or reject the Plan.

4.3.2 Class 2 – Other Priority Claims

i.	Classification: Class 2 consists of all Other Priority Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive, at the option of the Plan Sponsors, payment in full in Cash or such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

iii.

Voting: Claims in Class 2 are Unimpaired. Each Holder of an Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Other Priority Claim is entitled to vote to accept or reject the Plan.

4.3.3 Class 3 – Secured Tax Claims

i.	Classification: Class 3 consists of all Secured Tax Claims.

ii.

Treatment: Except to the extent that a Holder of a Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Secured Tax Claim, each Holder of an Allowed Secured Tax Claim shall receive, at the option of the Plan Sponsors: (A) payment in full in Cash of the unpaid portion of such Holder’s Allowed Secured Tax Claim on the later of the Effective Date and such date such Secured Tax Claim becomes an Allowed Secured Tax Claim, or (B) equal semi-annual Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years from the Petition Date, in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable rate under non bankruptcy law, subject to the option of the Reorganized Debtors to prepay some or all of such Allowed Secured Tax Claim at any time during such time period.

iii.

Voting: Claims in Class 3 are Unimpaired. Each Holder of a Secured Tax Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of a Secured Tax Claim is entitled to vote to accept or reject the Plan.

4.3.4 Class 4 – Prepetition Credit Agreement Claims

i.	Classification: Class 4 consists of all Prepetition Credit Agreement Claims.

ii.

Allowance: Prepetition Credit Agreement Claims shall be Allowed as Secured Claims in the aggregate principal amount of no less than $1,466,710,090,[4] plus accrued and unpaid interest at the non-default contractual rate up to and including the Effective Date, plus additional interest of 1.00% per annum on all outstanding principal and other overdue amounts under the Prepetition Credit Agreement Documents (which amount shall be calculated as simple interest (without any compounding)) from the Petition Date to the Effective Date, plus all unpaid costs, fees and expenses outstanding under the Prepetition Credit Agreement Documents as of the Effective Date. For the avoidance of doubt, the Prepetition Credit Agreement Claims shall not be subject to any avoidance, reduction, setoff, recoupment, recharacterization, subordination (equitable, contractual or otherwise), counterclaim, defense, disallowance, objection, or any challenges under applicable law or regulation and any adequate protection payments received during the Chapter 11 Cases on account of a Prepetition Credit Agreement Claim shall not be applied to reduce the principal amount of such Claim unless otherwise ordered by the Court.

iii.

Treatment: Except to the extent that a Holder of an Allowed Prepetition Credit Agreement Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Prepetition Credit Agreement Claim, each Holder of an Allowed Prepetition Credit Agreement Claim shall receive on the Effective Date payment in Cash in an amount equal to such Holder’s Allowed Prepetition Credit Agreement Claims.

iv.	Voting: Prepetition Credit Agreement Claims are Impaired. Each Holder of an Allowed Prepetition Credit Agreement Claim is entitled to vote to accept or reject the Plan.

[4]	This amount assumes a 1.18 USD to EUR currency exchange rate and is subject to Section 9.3.4 of the Plan.

4.3.5 Class 5 – Senior Subordinated Noteholder Claims

i.	Classification: Class 5 consists of all Senior Subordinated Noteholder Claims.

ii.

Allowance: Senior Subordinated Noteholder Claims shall be Allowed in the aggregate principal amount of €350,000,000, plus accrued and unpaid interest to and including the Effective Date at the non-default contract rate (excluding any interest on account of the Applicable Premium), plus all unpaid costs, fees and expenses outstanding under the Senior Subordinated Notes Indenture as of the Effective Date (excluding the Applicable Premium), plus $15,000,000 on account of Senior Subordinated Noteholder Claims arising under, derived from, or based on the Applicable Premium (to be allocated to each Holder of a Senior Subordinated Noteholder Claim Pro Rata based on the principle amount of its Senior Subordinated Noteholder Claim). For the avoidance of doubt, the Senior Subordinated Noteholder Claims shall not be subject to any avoidance, reduction, setoff, recoupment, recharacterization, subordination (equitable, contractual or otherwise), counterclaim, defense, disallowance, objection, or any challenges under applicable law or regulation and any adequate protection payments received during the Chapter 11 Cases on account of a Senior Subordinated Noteholder Claim shall not be applied to reduce the principal amount of such Claim unless otherwise ordered by the Court.

iii.

Treatment: Except to the extent that a Holder of an Allowed Senior Subordinated Noteholder Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Senior Subordinated Noteholder Claim, each Holder of an Allowed Senior Subordinated Noteholder Claim shall receive payment in full in Cash on the Effective Date of such Holder’s Allowed Senior Subordinated Noteholder Claim.

iv.	Voting: Claims in Class 5 are Impaired or Unimpaired. Holders of Allowed Senior Subordinated Noteholder Claims will be conditionally solicited.

4.3.6 Class 6 – Honeywell Plan Claims

i.	Classification: Class 6 consists of all Honeywell Plan Claims.

ii.	Treatment: In full and final satisfaction, settlement, release and discharge of and in exchange for each of its Allowed Honeywell

Plan Claims, Honeywell shall receive: (a) a payment of $375 million in Cash on the Effective Date (which payment shall be allocated first to the Allowed Honeywell Plan Claims arising from the Tax Matters Agreement up to the full amount owing under that agreement) and (b) the Series B Preferred Stock issued on the Effective Date.

iii.	Voting: Claims in Class 6 are Impaired. Each Holder of an Allowed Honeywell Plan Claim is entitled to vote to accept or reject the Plan.

4.3.7 Class 7 – General Unsecured Claims

i.	Classification: Class 7 consists of all General Unsecured Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive, at the option of the Plan Sponsors: (a) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (b) payment in full in Cash (including payment of postpetition interest at a rate sufficient to render such Allowed General Unsecured Claim Unimpaired) on the later of (i) the Effective Date or as soon as reasonably practicable thereafter or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim; or (c) such other treatment rendering such Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

iii.

Voting: Claims in Class 7 are Unimpaired. Each Holder of an Allowed General Unsecured Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

4.3.8 Class 8 – Intercompany Claims

i.	Classification: Class 8 consists of all Intercompany Claims.

ii.

Treatment: Each Allowed Intercompany Claim shall be either Reinstated or cancelled and released without any distribution, as reasonably agreed between the Debtors, Honeywell, the Plan Sponsors, and the Requisite Additional Investors.

iii.

Voting: Claims in Class 8 are Impaired or Unimpaired. Each Holder of an Intercompany Claim is conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. No Holder of an Intercompany Claim is entitled to vote to accept or reject the Plan.

4.3.9 Class 9 – Intercompany Interests

i.	Classification: Class 9 consists of all Intercompany Interests.

ii.

Treatment: Each Allowed Intercompany Interest shall be either Reinstated or cancelled and released without any distribution, as reasonably agreed between the Debtors, Honeywell, the Plan Sponsors, and the Requisite Additional Investors.

iii.

Voting: Interests in Class 9 are Impaired or Unimpaired. Each Holder of an Intercompany Interest is conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. No Holder of an Intercompany Interest is entitled to vote to accept or reject the Plan.

4.3.10 Class 10 – Section 510(b) Claims

i.	Classification: Class 10 consists of all Holders of Section 510(b) Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Section 510(b) Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Section 510(b) Claim, each Holder of an Allowed Section 510(b) Claim, if any, shall be entitled to receive, (x) its Pro Rata share of the aggregate Cash payments received or recoverable from any Insurance Policies on account of any Allowed Section 510(b) Claims and (y) solely to the extent that such payments are less than the amount of its Allowed 510(b) Claim, payment in full of the remaining amount of its Allowed 510(b) Claim, at the option of the Reorganized Debtors, in Cash or a number of shares of GMI Common Stock at a value of $6.25 per share.

iii.

Voting: Claims in Class 10 are impaired. Because no Section 510(b) Claims have yet become Allowed Claims, no Holder of a Section 510(b) Claim is entitled to vote to accept or reject the Plan. Each Holder of an Allowed Section 510(b) Claim is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code

4.3.11 Class 11 – Existing Common Stock

i.	Classification: Class 11 consists of any and all Holders of Existing Common Stock.

ii.

Treatment: Except to the extent that a Holder of Existing Common Stock agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, discharge and cancellation of and in exchange for its shares of Existing Common Stock either, each Holder of Existing Common Stock shall receive (a) its Pro Rata share (determined with respect to all Holders of Existing Common Stock) of the Subscription Rights and (b) either (i) a number of shares of GMI Common Stock equal to the number of shares of Existing Common Stock held by such Holder, or (ii) if such Holder of Existing Common Stock timely exercises its Cash-Out Option, its Cash-Out Consideration, provided, however, that any Holder of Existing Common Stock that timely exercises its Cash-Out Option may not exercise its Subscription Rights, and any delivery of a Subscription Form or any consideration will be deemed null and void and not accepted (and such consideration promptly returned to the Holder of Existing Common Stock).

iii.	Voting: Interests in Class 11 are Impaired. Each Holder of Existing Common Stock is entitled to vote to accept or reject the Plan.

5.	ACCEPTANCE OR REJECTION OF THE PLAN

5.1 Voting of Claims or Interests

Each Holder of a Claim or Interest in an Impaired Class that is entitled to vote on the Plan as of the Voting Record Date pursuant to Section 4 of the Plan shall be entitled to vote to accept or reject the Plan.

5.2 Acceptance by Impaired Classes

Pursuant to sections 1126(c) and (d) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, (i) an Impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan and (ii) an Impaired Class of Interests shall have accepted the Plan if the Holders of at least two-thirds in dollar amount of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan. Prepetition Credit Agreement Claims (Class 4), Senior Subordinated Noteholder Claims (Class 5), Honeywell Plan Claims (Class 6) and Holders of Existing Common Stock (Class 11) are or may be Impaired, and the votes of Holders of Claims or Interests in such Classes will be solicited. Section 510(b) Claims (Class 9) are Impaired and deemed to reject the Plan, and Claims in such Class will not be solicited. No other votes from any other classes of Claims or Interests will be solicited. If Holders of Claims or Interests in a particular Impaired Class of Claims or Interests were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims or Interests in such Impaired Class voted to accept or reject the Plan, then such Class shall be deemed to have accepted the Plan.

5.3 Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

5.4 Special Provisions Regarding Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors now have or had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors now have or had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Unless Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan.

5.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If there is one or more rejecting Class of Claims or Interests, the Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Sections 13 and 15.4 of the Plan, the Debtors (subject to the consent of the Plan Sponsors, Honeywell, the Requisite Additional Investors and the Requisite Consenting Noteholders (each, as provided in the Plan Support Agreement), and the Consenting Lenders (as provided in the Restructuring Support Agreement or Plan Support Agreement) reserve the right to amend the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

6.	IMPLEMENTATION OF THE PLAN

6.1 Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Debtors may continue to operate their businesses as debtors-in-possession in the ordinary course in a manner consistent with past practice in all material respects, and as otherwise necessary to consummate the Plan in accordance with the Plan Support Agreement and Restructuring Support Agreement, subject to all applicable orders of the Bankruptcy Court.

6.2 Sources of Cash for Plan Distributions

Cash payments or distributions to be made hereunder shall be funded from the existing Cash of the Debtors and the Cash proceeds of (a) the purchase of Convertible Series A Preferred Stock by (i) the Plan Sponsors pursuant to the Plan Support Agreement, (ii) the Equity Backstop Parties pursuant to the Equity Backstop Commitment Agreement, and (iii) Holders of Existing Common Stock pursuant to the Rights Offerings, and (b) the Exit Facilities.

6.3 Purchase of Convertible Series A Preferred Stock by Plan Sponsors

On the Effective Date, the Plan Sponsors shall purchase, and New GMI shall issue to the Plan Sponsors, a number of shares of Convertible Series A Preferred Stock at a purchase price of $668.8 million in Cash, in the aggregate, consistent with and subject to the terms of the Plan Support Agreement and the Equity Commitment Letters. On the Effective Date, New GMI and the Plan Sponsors shall be deemed to be parties to, or the Convertible Series A Preferred Stock shall otherwise be governed by, the Convertible Series A Certificate of Designation, without the need for execution by the Plan Sponsors.

6.4 Rights Offerings of Convertible Series A Preferred Stock

The Debtors will implement the Rights Offerings in accordance with the Equity Backstop Commitment Agreement and the Rights Offering Procedures. The 1145 Rights Offering shall consist of a distribution of 1145 Subscription Rights to acquire Convertible Series A Preferred Stock for an aggregate purchase price of approximately $399,357,136.50, with each 1145 Eligible Holder having the right to subscribe for one share of Convertible Series A Stock for a per share price of $5.25 for each share of Existing Common Stock held by such 1145 Eligible Holder as of the Record Date, in accordance with the Solicitation Procedures Order. The Accredited Investor Rights Offering shall consist of a distribution of Accredited Investor Subscription Rights to acquire Convertible Series A Preferred Stock for an aggregate purchase price of approximately $179,291,722.55, with each Accredited Investor Eligible Holder having the right to subscribe for a pro rata amount of Accredited Investor Offered Shares, in accordance with the Solicitation Procedures Order. The 1145 Eligible Holders eligible to exercise their 1145 Subscription Rights in the 1145 Rights Offering will include only those holders of Existing Common Stock as of the Record Date that do not exercise their Cash-Out Option. The Accredited Investor Eligible Holders eligible to exercise their Accredited Investor Subscription Rights in the Accredited Investor Rights Offering will include only those holders of Existing Common Stock that (i) do not exercise their Cash-Out Option and (ii) are “accredited investors” within the meaning of Rule 501 under Regulation D of the Securities Act and have provided the certifications and verifying documentation required under the Accredited Investor Rights Offering Procedures.

The Equity Backstop Parties have agreed to (i) exercise their Subscription Rights received in the Rights Offerings, (ii) exercise their Subscription Rights received on account of the Backstop Commitment Fee Allocation, and (iii) purchase (on a several and not joint basis) all of the Offered Shares of Convertible Series A Preferred Stock subject to the Rights Offerings that are not purchased by other Eligible Holders, in each case, as set forth in the Plan Support Agreement and Plan Term Sheet and subject to and in accordance with the terms of the Equity Backstop Commitment Agreement.

On the Effective Date, New GMI, the Equity Backstop Parties, and the Eligible Holders of Existing Common Stock that exercise their Subscription Rights in the Rights Offerings shall be deemed to be parties to or the Convertible Series A Preferred Stock shall otherwise be governed by the Convertible Series A Certificate of Designations, without the need for execution by such parties.

6.5 Plan Support Agreement and Equity Backstop Commitment Agreement

To the extent not previously approved pursuant to an order of the Bankruptcy Court authorizing entry into the Plan Support Agreement, the Equity Commitment Letters, and the Equity Backstop Commitment Agreement, entry into each of the Plan Support Agreement, the Equity Commitment Letters, and the Equity Backstop Commitment Agreement shall be authorized by the Bankruptcy Court pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects through and including the Effective Date.

6.6 Honeywell Settlement and Make-Whole Settlement

Confirmation of the Plan shall constitute the approval of the Honeywell Settlement under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, subject to the occurrence of the Effective Date. The Honeywell Settlement is inseverable from the Plan and Honeywell has agreed to the Honeywell Settlement solely in the context of, and the Honeywell Settlement is predicated on the occurrence of the Effective Date of, (a) the Plan and (b) Centerbridge and Oaktree serving as Plan Sponsors and PSA Investors. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Honeywell Settlement under section 1123(b)(3) of the Bankruptcy Code in connection with the Plan and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that, taking into consideration and in the context of the global resolution of multiple Claims, Causes of Action, and disputes among the Debtors and Honeywell, and the value of the Plan to the Debtors and their Estates, taken as a whole, the Honeywell Settlement is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. On the Effective Date, the Honeywell Litigation shall be deemed dismissed with prejudice.

Confirmation of the Plan shall constitute the approval of the Make-Whole Settlement under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, subject to the occurrence of the Effective Date. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Make-Whole Settlement under section 1123(b)(3) of the Bankruptcy Code in connection with the Plan and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that, taking into consideration and in the context of the resolution of the Make-Whole Litigation, and the value of the Plan to the Debtors and their Estates, taken as a whole, the Make-Whole Settlement is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. On the Effective Date, the Make-Whole Litigation shall be deemed dismissed with prejudice.

6.7 Acceleration of Vested Options and Assumption of Outstanding Equity Awards

Immediately prior to the effectiveness of the Plan, (a) outstanding GMI Options will accelerate and vest in full (to the extent not yet vested), (b) vested GMI Options (including those GMI Options that vested prior to the Effective Date under their terms) shall be deemed exercised on a net settled basis, and (c) the shares of GMI Common Stock that would be provided upon the exercise of such GMI Options shall be deemed outstanding as of the Effective Date. Each deemed Holder of GMI Common Stock in respect of such exercised GMI Options shall be deemed to have exercised its Cash-Out Option with respect to such shares of GMI Common Stock. GMI Options that are “out of the money” shall be cancelled for no consideration. Additionally, immediately prior to the effectiveness of the Plan, outstanding GMI PSUs, GMI CPSUs and GMI RSUs will accelerate and vest pursuant to the terms of the applicable award agreements except that GMI CPSUs (which are held by non-insiders of the Debtors) (and, for the avoidance of doubt, GMI PSUs) will vest at target performance without proration (rather than actual performance with proration as provided in the GMI CPSU award agreements) in order to treat the holders of CPSUs consistently with the terms of the Stock Incentive Plan and other GMI Common Stock Rights holders. Such vested GMI RSUs and GMI PSUs, as applicable, will each entitle each Holder thereof to the number of shares of GMI Common Stock underlying each such award, in each case determined in accordance with the terms of the applicable award agreement, and the shares of GMI Common Stock that vest as a result thereof shall be deemed outstanding as of the Effective Date and each such Holder shall be deemed to have exercised its Cash-Out Option with respect to such shares of GMI Common Stock (and therefore, be entitled to a cash payment of $6.25 (or such equivalent amount in a foreign currency) per underlying share (i.e., the Cash-Out Consideration)). Such vested GMI CPSUs will each entitle the Holder thereof to an amount in Cash determined in accordance with the terms of the applicable award agreements and this Plan.

The foregoing treatment shall be subject to the terms of the Management Side Letters. As a condition to each Management Side Letter Recipient’s receipt of proceeds in connection with the foregoing, such individual must first execute his or her Management Side Letter. The aggregate amount payable in connection with the foregoing shall not exceed $11,500,000. GMI shall not issue, award or grant any additional equity-based or equity-linked incentive awards prior to the Effective Date.

6.8 New Preferred Stock

On the Effective Date, New GMI’s governing documents shall have provided for the issuance of authorized New Preferred Stock and New GMI shall issue or reserve for issuance a sufficient number of shares of New Preferred Stock as required to make distributions pursuant to the Plan. The shares of New Preferred Stock issued in connection with the Plan and any shares of GMI Common Stock issuable upon conversion of such shares of Convertible Series A Preferred Stock, including in connection with the consummation of the Rights Offerings and the transactions contemplated by the Equity Backstop Commitment Agreement, shall be authorized without the need for further corporate action or without any further action by any Person and, once issued, shall be duly authorized, validly issued, fully paid and non-assessable.

6.9 Exemption from Registration

The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and applicable state securities laws (“Blue Sky Laws”) exempt from federal and state securities registration requirements (a) the offering, issuance, exchange, distribution or sale of Securities pursuant to the Plan and (b) subsequent transfers of such Securities.

Except with respect to any Person that is an underwriter as defined in section 1145(b) of the Bankruptcy Code or an “affiliate” as defined in the Securities Act, as applicable, the issuance of the Subscription Rights to 1145 Eligible Holders and Accredited Investor Eligible Holders, the issuance of 1145 Offered Shares to 1145 Eligible Holders in the 1145 Rights Offering pursuant to the 1145 Rights Offering Procedures, the issuance of the Backstop Commitment Fee Shares to the Equity Backstop Parties in accordance with the terms of the Equity Backstop Commitment Agreement, the issuance of Series B Preferred Stock to Honeywell and the issuance of GMI Common Stock to Holders of Existing Common Stock under Article IV of the Plan shall be exempt from registration under Section 5 of the Securities Act (and any applicable Blue Sky Laws) under section 1145(a)(1) of the Bankruptcy Code. In addition, the issuance to Accredited Investor Eligible Holders of Accredited Investor Offered Shares in the Accredited Investor Rights Offering pursuant to the Accredited Investor Rights Offering Procedures and the issuance of shares of Convertible Series A Preferred Stock (including Unsubscribed Shares) to the PSA Investors pursuant to the Equity Backstop Commitment Agreement and the Plan Support Agreement shall be exempt from registration under Section 5 of the Securities Act in reliance upon the registration exemption provided in Section 4(a)(2) of the Securities Act (including, with respect to the Accredited Investor Offered Shares issued under the Accredited Investor Rights Offering, Rule 506 of Regulation D thereunder).

To the extent section 1145 of the Bankruptcy Code is applicable, the Securities to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code. In addition, securities governed by section 1145 of the Bankruptcy Code generally may be able to be resold without registration under applicable Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Laws of the various states; however, the availability of such exemptions cannot be known unless individual states’ Blue Sky Laws are examined, and recipients of Securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration in any given instance. Should New GMI elect on or after the Effective Date to reflect any ownership of the Securities to be issued under the Plan through the facilities of DTC, New GMI need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary herein, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

To the extent Securities are issued pursuant to the Plan in reliance on section 4(a)(2) of the Securities Act (including, with respect to the issuance of the Accredited Investor Offering Shares in the Accredited Investor Rights Offering, Rule 506 of Regulation D thereunder), the offering, issuance, exchange, or distribution of such Securities pursuant to the Plan shall be conducted in a manner that is exempt from, among other things, the registration requirements of section 5 of the Securities Act. Section 4(a)(2) of the Securities Act exempts transactions not involving a public offering, and Regulation D provides a safe harbor under section 4(a)(2) for transactions that meet certain requirements, including that the investors participating therein qualify as “accredited investors” within the meaning of Rule 501 under Regulation D of the Securities Act (“Accredited Investors”). The Accredited Investor Rights Offering is structured to be available only to Holders who certify that they are Accredited Investors and who submit documentation allowing verification of their status as Accredited Investors. Any such Securities shall be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and shall only be transferable if registered under the Securities Act or if transferred pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Should New GMI elect on or after the Effective Date to reflect any ownership of the Securities to be issued under the Plan through the facilities of DTC, New GMI need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary herein, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

New GMI shall take such steps as are reasonably necessary to list the GMI Common Stock on a national exchange.

6.10 Registration Rights Agreement and Series A Investor Rights Agreement

On the Effective Date, the Reorganized Debtors shall enter into and perform and execute and deliver the Registration Rights Agreement and the Series A Investor Rights Agreement and take all actions required by the Registration Rights Agreement and the Series A Investor Rights Agreement, subject to and in accordance with the terms and conditions of the Plan Support Agreement and the Equity Backstop Commitment Agreement.

6.11 Exit Facilities

On the Effective Date, the Reorganized Debtors shall enter into and perform and execute and deliver the Exit Facilities Documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. The Reorganized Debtors shall borrow under such Exit Facilities and use the proceeds of such borrowings for any purpose permitted thereunder, including to fund distributions under and in accordance with the Plan, and ongoing business operations, and for general corporate purposes and working capital needs. Without limiting the foregoing, the Reorganized Debtors shall pay, as and when due, all fees, expenses, losses, damages, indemnities and other amounts, including any applicable refinancing premiums and applicable exit fees, provided under the DIP Facilities Documents related to the DIP Facilities and/or the Exit Facilities Documents relating to such Exit Facilities.

Confirmation of the Plan shall be deemed (a) approval of the Exit Facilities and all transactions contemplated hereby and thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided for by the Exit Facilities Documents, and (b) authorization for the Reorganized Debtors to enter into and perform under the Exit Facilities Documents. The Exit Facilities Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facilities Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

On the Effective Date, all of the liens and security interests to be granted in accordance with the Exit Facilities Documents (a) shall be deemed to be approved; (b) shall be legal, binding and enforceable liens on, and security interests in, the collateral granted under respective Exit Facilities Documents in accordance with the terms of the Exit Facilities Documents; (c)(i) shall be deemed perfected on the Effective Date, and (ii) the priorities of such liens and security interests shall be as set forth in the respective Exit Facilities Documents, in the case of this clause (ii), subject only to such liens and security interests as may be permitted under the Exit Facilities Documents; and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the secured parties (and their designees and agents) under such Exit Facilities Documents shall make all filings and recordings, and to obtain all governmental approvals and consents to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection of the liens and security interests granted under the Exit Facilities Documents shall occur automatically by virtue of the entry of the Confirmation Order and funding on or after the Effective Date, and any such filings, recordings, approvals and consents shall not be necessary or required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties. To the extent that any Holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such Holder, has filed or recorded any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder), at the Reorganized Debtors’ expense, shall take any and all steps requested by the Debtors, Reorganized Debtors or any administrative agent under the Exit Facilities Documents that are necessary to cancel and/or extinguish such liens and/or security interests (it being understood that such liens and security interests held by Holders of Secured Claims that are satisfied on the Effective Date pursuant to the Plan shall be automatically canceled/or extinguished automatically on the Effective Date by virtue of the entry of the Confirmation Order).

6.12 Management Incentive Plan

Following the Effective Date, a management incentive plan shall provide for GMI Common Stock or similar interests in New GMI to be reserved for directors, officers, or employees of the Reorganized Debtors, as determined by the New Board.

6.13 Dilution of GMI Common Stock After the Effective Date

All GMI Common Stock shall be subject to dilution by (i) the issuance of GMI Common Stock in respect of Section 510(b) Claims, if any, (ii) any management incentive plan established by New GMI following the Effective Date, (iii) the conversion of any Convertible Series A Preferred Stock following the Effective Date, and (iv) any issuance of GMI Common Stock (other than in connection with the Plan) that is validly effectuated by New GMI following the Effective Date, including in connection with any conversion of any shares of Convertible Series A Preferred Stock into GMI Common Stock.

6.14 Organizational Existence

Except as otherwise provided in the Plan, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal Entity, each with all the powers of a corporation or other form of organization, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under the law of the applicable state or other jurisdiction.

6.15 Retention of Professionals

The Reorganized Debtors shall have the right to retain the services of attorneys, accountants, and other professionals on their own behalf that, in the discretion of the Reorganized Debtors, are necessary to assist the Reorganized Debtors in the performance of their duties and to administer the Plan. The payment of the reasonable and documented fees and expenses of the retained professionals of the Reorganized Debtors shall not be subject to the approval of the Bankruptcy Court.

6.16 Cancellation of Existing Interests, Existing Indebtedness and Related Agreements

On the Effective Date, except as otherwise specifically provided for in this Plan, all rights of any Holder of Interests in the Debtors, including, without limitation, options or warrants to purchase Interests, or obligating the Debtors to issue, transfer or sell Interests of the Debtors, shall be cancelled.

Upon the indefeasible payment in full in Cash of its Allowed Prepetition Credit Agreement Claim or Allowed Senior Subordinated Noteholder Claim, each Holder of such Allowed Claim shall be deemed to have surrendered its respective loan or note, and all such surrendered loans, notes, loan documents and indentures shall be deemed to be cancelled as to the Debtors pursuant to this Section 6.16 of the Plan, except to the extent otherwise provided herein. Such Claims shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Claims.

Upon the indefeasible payment in full in Cash of all Allowed Prepetition Credit Agreement Claims and Allowed Senior Subordinated Noteholder Claims, or promptly thereafter, Holders of such Allowed Claims shall deliver to the Debtors or, after the Effective Date, the Reorganized Debtors, any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Claim that may reasonably be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens, and take any and all other steps reasonably requested by the Debtors or, after the Effective Date, the Reorganized Debtors, that are necessary to cancel and/or extinguish any Liens or security interests securing such Holder’s Claim; provided, however, that the Debtors or Reorganized Debtors, as applicable, shall be solely responsible for all costs and expenses associated with any of the foregoing actions or requests.

Except as otherwise set forth herein, upon the indefeasible payment in full in Cash of all Allowed Prepetition Credit Agreement Claims and Allowed Senior Subordinated Noteholder Claims, the Prepetition Credit Agreement Documents and Senior Subordinated Notes Indenture, respectively, shall terminate, except as necessary to (i) enforce the rights and Claims of the respective agent or trustee vis-à-vis the applicable lenders or holders and any parties other than the Debtors, including, for avoidance of doubt, pursuant to the Intercreditor Agreement, (ii) allow the respective agent or trustee to receive distributions under the Plan and to distribute them to the applicable lenders or holders in accordance with the terms of the applicable documents, and (iii) preserve any rights of the Prepetition Credit Agreement Agent and Senior Subordinated Notes Paying Agent to payment of outstanding fees, expenses and indemnification obligations as against any money or property distributable to Holders of Prepetition Credit Agreement Claims or Senior Subordinated Noteholder Claims under the Prepetition Credit Agreement Documents and Senior Subordinated Notes Indenture, respectively.

If the record Holder of Senior Subordinated Notes is DTC or its nominee or another securities depository or custodian thereof, and such Senior Subordinated Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each Holder of the applicable Senior Subordinated Notes shall be deemed to have surrendered such Holder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

6.17 Additional Implementing Transactions

On the Effective Date, the applicable Debtors shall, in accordance with the Plan Support Agreement and Restructuring Support Agreement and subject to the consent rights of the Commitment Parties and Consenting Lenders, respectively, thereunder, enter into any transaction and shall take any actions as may be necessary or appropriate to effect the transactions described herein, including, as applicable, the issuance of all securities, notes, instruments, certificates and other documents required to be issued pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dispositions, dissolutions, transfers, liquidations, spinoffs, intercompany sales, purchases, or other corporate transactions, including, without limitation, any Restructuring Transaction contemplated by the Plan Support Agreement or Equity Backstop Commitment Agreement (collectively, the “Restructuring Transactions”).

6.18 Section 1146 Exemption from Certain Transfer Taxes and Recording Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors or to any other Entity, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; (iv) the grant of collateral as security for any or all of the New Exit Facilities; or (v) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sales and use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

6.19 Insurance Policies

All Insurance Policies (including tail coverage liability insurance), surety bonds, and indemnity agreements entered into in connection with surety bonds to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as Executory Contracts and shall be assumed by the applicable Debtor or Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. Nothing in the Plan, including any releases, shall diminish or impair the enforceability of any Insurance Policies or other policies of insurance that may cover insurance claims or other claims against the Debtors or any other Person and such policies shall continue in full force and effect after the Effective Date in accordance with their respective terms.

6.20 Preservation of Causes of Action

Except as otherwise provided in Section 11 or the other provisions of the Plan, as of the Effective Date, each Cause of Action of the Debtors shall be preserved and, along with the exclusive right to enforce such Cause of Action, shall vest exclusively in the applicable Reorganized Debtor. Unless a Cause of Action is expressly waived, relinquished, released or compromised in the Plan or an order of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, expressly reserve such Cause of Action for later adjudication and, accordingly, no doctrine of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), laches or other preclusion doctrine shall apply to such Cause of Action as a consequence of the Confirmation, the Plan, the vesting of such Cause of Action in the Reorganized Debtors, any order of the Bankruptcy Court or these Chapter 11 Cases. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as an indication that the Debtors or Reorganized Debtors, as applicable, will not pursue such Cause of Action.

6.21 Effectuating Documents and Further Transactions

The Debtors or, after the Effective Date, the Reorganized Debtors, may take all actions to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The secretary and any assistant secretary of each Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to applicable law, and without any requirement of further action by the shareholders, directors, managers or partners of the Debtors, or the need for any approvals, authorizations, actions or consents.

On the Effective Date, the organizational documents of the Reorganized Debtors shall become effective without further action from any Person or Entity, and shall be binding and enforceable upon each of the parties thereto.

6.22 Pension Plan.

Upon the Effective Date, New GMI shall be deemed to have assumed the Pension Plan and shall comply with all applicable statutory provisions of ERISA and the IRC, including, but not limited to, satisfying the minimum funding standards pursuant to 26 U.S.C. §§ 412, 430, and 29 U.S.C. §§ 1082, 1083; paying the PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307; and administering the Pension Plan in accordance with its terms and the provisions of ERISA and the IRC. In the event that the Pension Plan terminates after the Effective Date, New GMI and each of its controlled group members will be responsible for the liabilities imposed by Title IV of ERISA.

Notwithstanding any provision of the Plan, the Confirmation Order or the Bankruptcy Code (including section 1141 thereof) to the contrary, neither the Plan, the Confirmation Order, nor the Bankruptcy Code shall be construed as discharging, releasing, exculpating, or relieving any applicable Person or Entity from any liability or responsibility with respect to the Pension Plan under any law, governmental policy, or regulatory provision. PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any such Person or Entity as a result of any of the provisions of the Plan, the Confirmation Order, or the Bankruptcy Code. All proofs of claim filed by PBGC shall be deemed withdrawn upon the Effective Date.

7.	PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED DEBTORS

7.1 Organizational Action

On and after the Effective Date, the adoption, filing, approval, and ratification, as necessary, of all limited liability company, corporate, or related actions contemplated hereby for each of the Reorganized Debtors shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption of the organizational documents of the Reorganized Debtors, (ii) the nomination, election, or appointment, as the case may be, of officers, directors, managers, board of managers, or managing members for New GMI (or the other Reorganized Debtors), (iii) the issuance of the Securities contemplated by the Plan, (iv) the Restructuring Transactions to be effectuated pursuant to the Plan and (v) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualifications, in each case, consistent with the Plan Support Agreement.

All matters provided for herein involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder or any other corporate action.

On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers, or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file, and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases, and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

7.2 Organizational Documents

The organizational documents of the Reorganized Debtors, including the certificate of incorporation and bylaws of New GMI, shall be amended or adopted or deemed amended or adopted as may be required to be consistent with the provisions of the Plan (including the Plan Supplement) and the Bankruptcy Code including, among other purposes, to authorize the new Interests in the Reorganized Debtors (including as provided in the governance documents of the Reorganized Debtors). After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation, bylaws, certificates of formation, operating agreements or other analogous organizational documents, as applicable, as permitted by the terms thereof and applicable law and may file amended and restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

7.3 Directors and Officers of the Reorganized Debtors

On the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of managers, directors, members or managing members, as applicable, of such Reorganized Debtor or other governing body as provided in the applicable governing documents.

On the Effective Date, the term of the Current Directors shall expire, such Current Directors shall cease to hold office or have any authority from or after such time, and such Current Directors shall be replaced by the New Board. The New Board shall initially consist of nine directors elected or nominated in accordance with the Plan Support Agreement and the Series A Investor Rights Agreement.

The classification and composition of the New Board shall be consistent with applicable non-bankruptcy law and the terms of the New GMI’s governing documents. In the Plan Supplement, to the extent known, the Debtors will disclose, pursuant to section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of the Persons proposed to serve on the New Board. The New Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the New GMI’s governing documents.

Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Insurance Policies. In addition, after the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under the D&O Insurance Policies with respect to conduct occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

As of the Effective Date, each Reorganized Debtor shall be authorized to procure and maintain directors’ and officers’ liability insurance policies for the benefit of its respective directors, officers, members, trustees and managers in the ordinary course of business.

8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1 Assumption and Rejection of Executory Contracts and Unexpired Leases

All Executory Contracts and Unexpired Leases other than the Honeywell Terminated Agreements will be deemed assumed, and the Honeywell Terminated Agreements that are Executory Contracts or Unexpired Leases will be deemed rejected as of the Effective Date in accordance with sections 365 and 1123 of the Bankruptcy Code, pursuant to the Honeywell Settlement.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the Debtors and the applicable counterparty, or by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle any party thereto (whether a Debtor, Reorganized Debtor, or non-Debtor Entity) to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

8.2 Objections to and Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

To the extent a monetary default exists under an Executory Contract or Unexpired Lease proposed to be assumed pursuant to the Plan, such monetary default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Cost by the Debtors or Reorganized Debtors, as applicable, on the Effective Date or promptly thereafter, in the ordinary course of business, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.

Objections to the assumption of any Executory Contract or Unexpired Lease or any applicable Cure Cost shall be made in accordance with the Solicitation Procedures Order.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims held by the non-Debtor Entity party thereto against, or defaults, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, by, the applicable Debtor(s) arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of the assumption; provided, however, that the counterparty to such Executory Contract or Unexpired Lease may seek additional amount(s) on account of any defaults occurring between the filing of the notice of assumption and the occurrence of the Effective Date of the Plan.

Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

8.3 Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims or Interests that may arise in connection therewith.

8.4 Indemnification and Reimbursement Obligations

On and from the Effective Date, and except as prohibited by applicable law or subject to the limitations set forth herein, the Reorganized Debtors shall be deemed to have assumed all indemnification obligations currently in place for the Debtors’ directors, officers, managers, employees, attorneys, other professionals, and agents, whether in the bylaws, certificates of incorporation (or other formation documents), board resolutions, employment contracts or other agreements of the Debtors.

8.5 Reservation of Rights

Nothing contained in the Plan, nor the Debtors’ delivery of a notice of proposed assumption of a contract or lease to the applicable contract and lease counterparties, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor would have any liability thereunder.

Notwithstanding any non-bankruptcy law to the contrary, the Debtors or Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected Executory Contracts or Unexpired Leases.

9.	PROVISIONS GOVERNING DISTRIBUTIONS

9.1 Distribution Agents

The Debtors or, after the Effective Date, the Reorganized Debtors, shall have the authority, each in their or its sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. To the extent the Debtors or the Reorganized Debtors, as applicable, determine to utilize a Distribution Agent to facilitate any distributions, such Distribution Agent would first be required to: (i) affirm its obligation to facilitate the prompt distribution of any documents, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan, and (iii) waive any right or ability to set off, deduct from or assert any Lien or other encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent.

The Debtors or the Reorganized Debtors, as applicable, may pay to the Distribution Agents all of their reasonable and documented fees and expenses without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court or otherwise. The Distribution Agents shall submit detailed invoices to counsel to the Debtors or the Reorganized Debtors for all fees and expenses for which the Distribution Agents seek reimbursement, and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they, in their sole discretion, deems reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

9.1.1 Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

9.2 Timing and Delivery of Distributions

9.2.1 Timing

Except as otherwise expressly provided herein, distributions to be made under the Plan shall be made on (a) the later of (i) the Effective Date or (ii) the date that a Claim or Interest becomes an Allowed Claim or Interest, or (b) such other date that is determined by the Debtors or, after the Effective Date, the Reorganized Debtors, in accordance with the Plan. The Reorganized Debtors may commence distributions to beneficiaries of the Estates at any time after the Effective Date, subject to the terms of the Plan and the Confirmation Order.

9.2.2 De Minimis Distributions

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors nor the Distribution Agent shall have any obligation to make any distributions under the Plan with a value of less than $50, unless a written request therefor is received by the Distribution Agent from the relevant recipient within 120 days after the later of (i) the Effective Date and (ii) the date such Claim or Interest becomes an Allowed Claim or Interest. De minimis distributions for which no such request is timely received shall revert to the Reorganized Debtors. Upon such reversion, the relevant Allowed Claim or Interest of less than $50 (and any Claim or Interest on account of such missed distributions) shall be automatically deemed satisfied, discharged, and forever barred, notwithstanding any federal or state escheat laws to the contrary. For the avoidance of doubt, this Section 9.2.2 shall not apply to Distributions to any Holder of Existing Common Stock who timely exercises its Cash-Out Option.

9.2.3 Record Date and Delivery of Distributions

Distributions shall only be made to the record holders of Allowed Claims and Interests as of the Confirmation Date, except as to Holders of Prepetition Credit Agreement Claims, Senior Subordinated Noteholder Claims, and DIP Claims whose distribution is to be administered by the Prepetition Credit Agreement Agent, Senior Subordinated Notes Paying Agent and DIP Agent, respectively, which distributions shall be deposited with the Prepetition Credit Agreement Agent, Senior Subordinated Notes Paying Agent, and DIP Agent, respectively, for distribution to Holders of Prepetition Credit Agreement Claims, Senior Subordinated Noteholder Claims and DIP Claims, respectively, in accordance with the provisions of this Plan and the terms of the governing agreement. The Debtors or Reorganized Debtors shall reimburse the Prepetition Credit Agreement Agent, Senior Subordinated Notes Paying Agent and DIP Agent for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred on or after the Effective Date solely in connection with any actions requested or required by the Reorganized Debtors or as otherwise necessary for the making of distributions hereunder. All such fees and expenses shall be paid upon presentment of such invoices and without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court or otherwise. Distributions on account of Prepetition Credit Agreement Claims, Senior Subordinated Noteholder Claims and DIP Claims to be administered by the Prepetition Credit Agreement Agent, Senior Subordinated Notes Paying Agent and DIP Agent, respectively, shall be deemed completed upon delivery to the Prepetition Credit Agreement Agent, Senior Subordinated Notes Paying Agent and DIP Agent, as applicable. On the Confirmation Date, the Claims Register and the Stock Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those Holders of Claims or Interests listed on the Claims Register or Stock Register as of the close of business on the Confirmation Date. If a Claim or Interest is transferred 20 or fewer days before the Confirmation Date, the Distribution Agent, at the direction of the Debtors or, after the Effective Date, the Reorganized Debtors, shall make distributions to the transferee only to the extent practical, and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

If any dispute arises as to the identity of a Holder of an Allowed Claim or Interest that is entitled to receive a distribution pursuant to the Plan, the Distribution Agent may, in lieu of making such distribution to such Entity, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Except as otherwise provided herein, the Distribution Agent, at the direction of the Debtors or the Reorganized Debtors, as applicable, shall make all distributions required under the Plan to Holders of Allowed Claims or Interests. Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims or Interests shall be made to Holders of record as of the Confirmation Date by the Distribution Agent, as appropriate: (i) to the signatory set forth on any Proof of Claim filed by such Holder or other representative identified therein (or at the last known address of such Holder if no Proof of Claim is filed or if the Debtors, the Reorganized Debtors, or the Distribution Agent have been notified in writing of a change of address), or (ii) at the address set forth in any written notice of change of address delivered to the Notice and Claims Agent. The Reorganized Debtors, the Distribution Agent and the Notice and Claims Agent shall not incur any liability whatsoever on account of the delivery of any distributions under the Plan.

9.3 Manner of Payment Under Plan

9.3.1 Cash Payments

At the Distribution Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method.

9.3.2 Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

9.3.3 Compliance Matters

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any federal, state, local or foreign tax law, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding in kind, liquidating a portion of the distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. For purposes of the Plan, any withheld amount (or property) shall be treated as if paid to the applicable claimant. Each Reorganized Debtor reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. Distributions in full or partial satisfaction of Allowed Claims shall be allocated first to trust fund-type taxes, then to other taxes, and then to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that has accrued on such Claims.

9.3.4 Foreign Currency Exchange Rate

Except as otherwise provided herein or in an order of the Bankruptcy Court, or as agreed to by any Holder and either the Debtors or, after the Effective Date, the Reorganized Debtors, any Claim or Interest (other than Prepetition Credit Agreement Claims and Senior Subordinated Noteholder Claims) asserted in a currency other than U.S. dollars shall be automatically deemed converted, as of the Effective Date, to the equivalent U.S. dollar value using the exchange rate on the first Business Day prior to the Petition Date, as quoted at 4:00 p.m. (New York time), at the mid-range spot rate of exchange for the applicable foreign currency as published in The Wall Street Journal, National Edition, on the first Business Day after the Petition Date; provided that instead of such automatic conversion, the Debtors may instead elect, subject to the consent of the Plan Sponsors, to make payments on account of any such Claim or Interest pursuant to the Plan in the applicable foreign currency.

Prepetition Credit Agreement Claims and Senior Subordinated Noteholder Claims shall be paid in the applicable currency provided in the applicable Prepetition Credit Agreement Documents or Senior Subordinated Notes Indenture, respectively, and otherwise pursuant to the terms of the Plan.

9.3.5 Fractional Payments and Distributions

Whenever the Plan would otherwise call for, with respect to a particular Entity, payment of a fraction of a dollar, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash to be distributed under the Plan remain undistributed as a result of the aforementioned rounding, such Cash shall be treated as an Unclaimed Distribution.

9.3.6 Fractional Shares

No fractional shares of GMI Common Stock shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Interest would otherwise result in the issuance or delivery of a number of shares of GMI Common Stock that is not a whole number, the actual distribution of shares of GMI Common Stock shall be rounded to the next lower whole number with no further payment or other distribution therefor. The total number of shares of GMI Common Stock to be distributed to holders of Allowed Interests shall be adjusted downward as necessary to account for the rounding provided in this Section 9.3.6.

9.4 Undeliverable Distributions

In the event that any distribution to any Holder is returned as undeliverable, or no address for such Holder is found in the Debtors’ records, no further distribution to such Holder shall be made unless and until the Reorganized Debtors or the Distribution Agent is notified in writing of the then-current address of such Holder, at which time such distribution shall be made to such Holder not less than 30 days thereafter. Undeliverable distributions shall remain in the possession of the Reorganized Debtors or the Distribution Agent until such time as such distribution becomes deliverable or such distribution reverts to the Reorganized Debtors, or is cancelled pursuant to Section 9.5 herein, and shall not be supplemented with any interest, dividends or other accruals of any kind.

9.5 Reversion

Any distribution under the Plan, including distributions made by the Prepetition Credit Agreement Agent or the Senior Subordinated Notes Paying Agent in accordance with Section 9.2.3 herein, that is an Unclaimed Distribution for a period of six months thereafter, shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the Reorganized Debtors. Upon such revesting, the Claim or Interest of any Holder or its successors and assigns with respect to such property shall be cancelled, discharged and forever barred, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Reorganized Debtors or the Distribution Agent made pursuant to any indenture or Certificate, notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned or unclaimed property law.

Nothing contained herein shall require the Reorganized Debtors or the Distribution Agent to attempt to locate any Holder of an Allowed Claim or Interest whose distribution is declared an undeliverable or an Unclaimed Distribution.

9.6 Claims or Interests Paid by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable under one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.

Except as otherwise provided in the Plan, payments to Holders of Claims covered by an Insurance Policy and otherwise payable under the Plan shall be made from the proceeds of such Insurance Policy in accordance with the provisions of any such applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by Insurers.

To the extent a Creditor receives a distribution on account of a Claim or Interest and also receives payment from a party that is not a Debtor, Reorganized Debtor or Distribution Agent on account of such Claim or Interest, such Creditor shall, within 30 calendar days of receipt thereof, repay and/or return the distribution to the Reorganized Debtor to the extent the Creditor’s total recovery on account of such Claim or Interest from the third party and under the Plan exceeds the amount of the Claim or Interest as of the date of any such distribution under the Plan.

9.7 Setoffs

Except as otherwise provided herein, a Final Order of the Bankruptcy Court, or as agreed to by the Holder and the Reorganized Debtors, each as applicable, pursuant to the Bankruptcy Code (including section 553 thereof), applicable non-bankruptcy law, or such terms as may be agreed to by the Holder and the Reorganized Debtors, the Reorganized Debtors may, without any further notice to, or action, order or approval of the Bankruptcy Court, set off against any Allowed Claim or Interest and the distributions to be made on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any claim, right and Cause of Action of any nature that the Reorganized Debtors, each as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such claim, right or Cause of Action against such Holder has not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims or Interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against or in such Holder. In no event shall any Holder of a Claim or Interest be entitled to set off any Claim or Interest against any Claim or Interest, right, or Cause of Action of a Debtor or Reorganized Debtor, as applicable, unless such Holder has filed a Proof of Claim in these Chapter 11 Cases preserving such setoff and a Final Order of the Bankruptcy Court has been entered, authorizing and approving such setoff.

9.8 No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan, the Final DIP Order or the Confirmation Order, required by applicable law, or agreed to by the Debtors or, after the Effective Date, the Reorganized Debtors, no Holder of a Claim or Interest against the Debtors shall be entitled to interest accruing on or after the Petition Date with respect to such Claim or Interest, notwithstanding any dispute or other delay with respect to any distribution.

9.9 No Payment Over the Full Amount

In no event shall a Holder of a Claim or Interest receive more than the full payment of such Claim or Interest. To the extent any Holder has received payment in full with respect to a Claim or Interest, such Claim or Interest shall be expunged without an objection to such Claim or Interest having been filed and without any further notice to or action, order or approval of the Bankruptcy Court.

10.	CLAIMS ADMINISTRATION PROCEDURES

10.1 Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date the Reorganized Debtors shall have the sole authority to (i) file, withdraw or litigate to judgment objections to Claims or Interests, (ii) settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court, and (iii) administer and adjust, or cause to be administered and adjusted, the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. Nothing in this Section 10.1 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim or Interest unless otherwise ordered by the Bankruptcy Court.

10.2 Estimation of Claims

Before the Effective Date, the Debtors, or after the Effective Date, the Reorganized Debtors, may, within their reasonable discretion, at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court or under the Plan. No Claims held by Honeywell (including the Honeywell Plan Claims) shall be subject to any estimation proceeding.

10.3 Expungement and Disallowance of Paid, Satisfied, Amended, Duplicated, or Superseded Claims or Interests

Any Claim or Interest that has been paid, satisfied, amended, duplicated or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors on or after 14 calendar days after the date on which notice of such adjustment or expungement has been filed with the Bankruptcy Court, without an objection to such Claim or Interest having to be filed, and without any further action, order or approval of the Bankruptcy Court.

10.4 Amendments to Proofs of Claim

On or after the Effective Date, a Proof of Claim may not be amended (other than solely to update or correct the name or address of the Holder of such Claim) without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such amended Proof of Claim filed without such prior authorization shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

10.5 No Distributions Pending Allowance

If an objection to the amount, validity, priority, or classification of a Claim or Interest or a portion thereof is filed or is intended to be filed as set forth herein or a Claim or Interest otherwise remains a Disputed Claim or Interest, except as otherwise provided in a Final Order of the Bankruptcy Court, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest or portion thereof, as applicable, unless and until such Disputed Claim becomes an Allowed Claim or Interest.

10.6 Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes a finally Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the applicable provisions of the Plan.

11.	EFFECT OF CONFIRMATION

11.1 Vesting of Assets

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and Interests. All Liens, Claims, encumbrances, charges and Interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtors.

11.2 Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a Holder of an Allowed Claim or Interest may have against any Debtor, or any distribution to be made on account of such an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors and their Estates and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other entities.

11.3 Subordinated Claims

The allowance, classification and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account, conform to, and satisfy the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto; provided, however, that the Debtors reserve the right to reclassify or modify the treatment of any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim or Interest, provided, further, that in no event shall the Prepetition Credit Agreement Claims, Senior Subordinated Noteholder Claims, or DIP Claims be reclassified or subordinated pursuant to section 510 of the Bankruptcy Code, principles of equitable subordination or otherwise.

11.4 Release of Liens

Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a DIP Claim or Secured Claim, indefeasible payment and satisfaction in full in cash of the portion of the DIP Claim or Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the applicable Debtor and its successors and assigns. The Debtors, or after the Effective Date, the Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

11.5 Discharge

Pursuant to and to the fullest extent permitted by the Bankruptcy Code, except as otherwise specifically provided in the Plan or the Confirmation Order, the treatment of Claims and Interests under the Plan shall be in full and final satisfaction, settlement, release, discharge and termination, as of the Effective Date, of all Claims of any nature whatsoever, whether known or unknown, against, and Interests in, the Debtors, any property of the Estates, or any property of the Reorganized Debtors, including all Claims of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such Claim, liability, obligation or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, liability, obligation or Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim that existed immediately prior to or on account of the filing of these Chapter 11 Cases shall be deemed cured on the Effective Date.

11.6 General Unsecured Claims

Subject in all respects to Section 5.4 hereof, for the avoidance of doubt and notwithstanding anything in the Plan to the contrary, until an Allowed General Unsecured Claim that is Reinstated pursuant to Section 4.3.7(ii)(a) hereof has been paid in full in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtor (or Reorganized Debtor) or in accordance with the terms and conditions of the particular transaction giving rise to such Claim: (a) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, or enjoined by any provision of the Plan, (b) the applicable Reorganized Debtor shall remain liable for such Claims and (c) the applicable governing law, jurisdiction and venue provisions set forth in the contracts and agreements between the Holder of such Claim and the Debtors and Reorganized Debtors shall govern post-Effective Date and post-Effective Date disputes under applicable nonbankruptcy law between the Holder of such Claim and the Debtors or the Reorganized Debtors shall not be subject to the jurisdiction of the Bankruptcy Court. All other Allowed General Unsecured Claims shall be settled, satisfied, resolved, released, discharged, and enjoined pursuant to the terms of the Plan.

11.7 Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

11.8 Release by the Debtors

For good and valuable consideration, including the service of the Released Parties to facilitate the administration of the Chapter 11 Cases and the implementation of the transactions contemplated by the Plan, on and after the Effective Date, the Released Parties shall be released and discharged by the Debtors, Reorganized Debtors and their Estates, including any successor and assign to the Debtors, the Reorganized Debtors or any estate representative, from all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of a Debtor or Reorganized Debtor, and its successors, assigns, and representatives, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including those that any of the Debtors, the Reorganized Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Estates, the conduct of the businesses of the Debtors, these Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the release or discharge of any mortgage, lien or security interest, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration of Claims and Interests prior to or during these Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation and/or effectuation of the Restructuring Support Agreement (and each prior version thereof), the Plan Support Agreement (and each prior version thereof, including the Coordination Agreement), the Equity Commitment Letters, the Debt Commitment Letters, the Equity Backstop Commitment Agreement, the Plan, any plan supplement, any disclosure statement or, in each case, related agreements, instruments or other documents, any action or omission with respect to intercompany claims and intercompany settlements, any action or omission as an officer, director, agent, representative, fiduciary, controlling Person, member, manager, affiliate or responsible party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud, or a criminal act.

11.9 Exculpation

Notwithstanding anything herein to the contrary, as of the Effective Date, the Debtors and their respective directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring advisors and other professional advisors, representatives and agents will be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with the solicitation.

As of the Effective Date, to the fullest extent permissible under any applicable laws and without affecting or limiting the releases contained in this Article 11, and except as otherwise provided herein, the Exculpated Parties shall neither have nor incur any liability arising on or after the Petition Date to any Entity for any act or omission in connection with, relating to or arising out of (i) these Chapter 11 Cases; (ii) the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation and/or consummation of the Restructuring Support Agreement (and each prior version thereof), the Plan Support Agreement (and each prior version thereof, including the Coordination Agreement), the Equity Commitment Letters, the Debt Commitment Letters, the Equity Backstop Commitment Agreement, any disclosure statement, the Plan, any plan supplement, and any related contract, instrument, release or other agreement or document created or entered into in connection therewith (including the solicitation of votes for the Plan or other actions taken in furtherance of confirmation or consummation of the Plan, including the issuance of any securities under or in connection with the Plan) or in connection with any other obligations arising under the Plan or the obligations assumed hereunder; or (iii) the settlement of Claims or renegotiation of Executory Contracts or Unexpired Leases, other than liability resulting from any act or omission that is determined by final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud or a criminal act. In all respects, such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan; provided, however, that nothing in the Plan or Confirmation Order shall relieve the Exculpated Parties from their obligations under postpetition transactions, agreements or instruments that have not been expressly cancelled by the Plan.

11.10 Voluntary Release by Holders of Claims and Interests

For good and valuable consideration, including the service of the Released Parties to facilitate the administration of the Chapter 11 Cases, the implementation of the reorganization contemplated by the Plan, the release of mortgages, liens and security interests on property of the Estates, and distributions made pursuant to the Plan, on and after the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties (regardless of whether a Releasing Party is a Released Party) shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of a Debtor or Reorganized Debtor and its successors, assigns, and representatives, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Reorganized Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Estates, the conduct of the businesses of the Debtors, these Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration of Claims and Interests prior to or during these Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation and/or effectuation of the Restructuring Support Agreement (and each prior version thereof), the Plan Support Agreement (and each prior version thereof, including the Coordination Agreement), the Equity Commitment Letters, the Debt Commitment Letters, the Equity Backstop Commitment Agreement, the Plan, any plan supplement, any disclosure statement or, in each case, related agreements, instruments or other documents, any action or omission with respect to intercompany claims or intercompany settlements, any action or omission as an officer, director, agent, representative, fiduciary, controlling Person, member, manager, affiliate or responsible party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud, or a criminal act.

Notwithstanding the foregoing, no Releasing Party shall be deemed to have released (a) any Section 510(b) Claim against the Debtors, or (b) any claim arising from rescission of a purchase or sale of Existing Common Stock or for damages arising from the purchase or sale of Existing Common Stock against one or more of the Debtors’ current or former officers or directors, or Honeywell or Honeywell’s current or former officers or directors; provided that each Releasing Party shall only be entitled to assert the claims identified in subclause (b) above as a member of a class in a class action in which such Releasing Party is not a lead plaintiff and to respond to or oppose any objections or challenges to such Releasing Party’s inclusion in such class action.

Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan and/or the Confirmation Order, no provision of this Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any nondebtor person or nondebtor entity in any forum.

11.11 Injunction

Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold (i) Claims or Interests that arose prior to the Effective Date, (ii) Causes of Action that have been released pursuant to Sections 11.8 and 11.10 of the Plan or are subject to exculpation pursuant to Section 11.9 of the Plan (but only to the extent of the exculpation provided in Section 11.9 of the Plan), or (iii) Claims, Interests or Causes of Action that are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan and all other parties-in-interest seeking to enforce such Claims, Interests or Causes of Action are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including a section 510(b) Claim) against or Interest in the Debtors or the Reorganized Debtors, or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or Reorganized Debtors or property of any Debtors or Reorganized Debtors with respect to any such Claim or Interest, other than to enforce any right to a distribution pursuant to the Plan, (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or the Reorganized Debtors, or against the property or interests in property of the Debtors or the Reorganized Debtors with respect to any such Claim or Interest, other than to enforce any right to a distribution pursuant to the Plan, or (d) asserting any right of setoff (except for setoffs validly exercised prepetition) or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors, or against the property or interests in property of the Debtors or the Reorganized Debtors, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtors or the Reorganized Debtors and their respective properties and interests in properties.

11.12 Scope of Releases

Each Person providing releases under the Plan, including the Debtors, the Reorganized Debtors, their Estates and the Releasing Parties, shall be deemed to have granted the releases set forth in the Plan notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of such release.

For the avoidance of doubt, nothing herein, including, without limitation, the releases, waivers, and exculpations provided in Sections 11.7–11.10, shall constitute a release, waiver, discharge, or limitation of any kind of any rights, liabilities, or obligations arising under the Plan or any other agreement, document or instrument executed in connection with the Plan.

11.13 Honeywell and Debtor Mutual Release

For good and valuable consideration, on the Effective Date, the Debtors, the Reorganized Debtors, and their Estates, including any successor and assign to the Debtors, the Reorganized Debtors, or any Estate representative, shall release any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity, or otherwise, whether for indemnification, tort, contract, violations of federal or state securities law, or otherwise, against Honeywell and its Related Parties based on or relating to, or in any manner arising from, in whole or in part (i) the spin-off of the Debtors by Honeywell, (ii) the Honeywell Terminated Agreements, and (iii) all actions taken in connection with the Chapter 11 Cases (whether arising prior to or after the Petition Date) before the Effective Date; provided that such release shall not include any Excluded Ordinary Course Claims.

For good and valuable consideration, on the Effective Date, Honeywell shall release any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities law, or otherwise, against the Debtors and its Related Parties based on or relating to, or in any manner arising from, in whole or in part (i) the spin-off of the Debtors by Honeywell (and any litigation commenced in connection therewith), (ii) the Honeywell Terminated Agreements, and (iii) all actions taken in connection with the Debtors’ chapter 11 cases (whether arising prior to or after the Petition Date) before the Effective Date; provided that such release shall not include any Excluded Ordinary Course Claims.

11.14 Preservation of Causes of Action

Except as expressly provided in this Section 11 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or that the Debtors or the Reorganized Debtors, as applicable, may choose to assert on behalf of the Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a cross-claim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors or the Reorganized Debtors, and in each case, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors or the Reorganized Debtors.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.

Except as set forth in this Section 11 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim or Interest left Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim or Interest left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

Except as set forth in this Section 11 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan, including pursuant to Section 11 of the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or occurrence of the Effective Date.

12.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

12.1 Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Section 12.2 of the Plan:

i.	All definitive documentation for the Restructuring Transactions have been executed and remain in full force and effect;

ii.

The Bankruptcy Court has entered the Confirmation Order, in form and substance consistent with the Plan Support Agreement and the Restructuring Support Agreement, and reasonably acceptable to the UCC, which shall be in full force and effect, and shall not have been stayed, modified or vacated on appeal;

iii.

The Debtors have filed the final version of the Plan, any supplement thereto, and all of the schedules, documents and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan;

iv.

The Plan Support Agreement has not been terminated by the Debtors, Honeywell, the Plan Sponsors, the Requisite Consenting Noteholders, and the Requisite Additional Investors, and remains in full force and effect;

v.	The Equity Commitment Letters remain in full force and effect and have not been terminated in accordance with their terms;

vi.	The Equity Backstop Commitment Agreement remains in full force and effect and has not been terminated in accordance with its terms;

vii.

The Debtors have obtained all applicable authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan (and all applicable waiting periods have expired);

viii.	The Debtors have implemented the Restructuring Transactions in a manner consistent with the Plan and the Plan Support Agreement;

ix.	The Rights Offerings have been conducted in accordance with the Rights Offering Procedures;

x.

No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Plan, and no governmental entity has instituted any action or proceeding (which remains pending at what would otherwise be the Effective Date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the Plan;

xi.	All Ad Hoc Lender Group Expenses have been paid in full in Cash as provided in the Restructuring Support Agreement;

xii.	All Prepetition Credit Agreement Agent Expenses have been paid in full in Cash;

xiii.	All Senior Subordinated Notes Indenture Trustee Expenses have been paid in full in Cash; and

xiv.

All Transaction Expenses then known or submitted to the Debtors have been paid in full or reimbursed when due in Cash, or a customary professional fee escrow has been established and funded on terms and conditions reasonably satisfactory to the Plan Sponsors, Honeywell, the Requisite Additional Investors, and the Requisite Consenting Noteholders.

12.2 Waiver of Conditions to Confirmation or Effectiveness

Except as set forth below, subject to the Restructuring Support Agreement, the Plan Support Agreement, and upon the prior written consent of Honeywell, the Plan Sponsors, the Requisite Additional Investors, and the Requisite Consenting Noteholders (to the extent of their consent rights as provided in the Plan Support Agreement), collectively, the Debtors may waive any of the conditions set forth in Section 12.1 of the Plan at any time, without any notice to other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan; provided, however, that the prior written consent of the Requisite Consenting Lenders shall be necessary to waive any such condition over which the Requisite Consenting Lenders have a consent right pursuant to the Restructuring Support Agreement or Plan Support Agreement, provided, further, that the prior written consent (not to be unreasonably withheld) of the UCC (with email from counsel being sufficient) shall be necessary to waive the condition set forth in Section 12.1(ii) of the Plan. Subject to the Restructuring Support Agreement and the Plan Support Agreement, the failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

13.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

13.1 Plan Modifications

Subject to the Restructuring Support Agreement and the Plan Support Agreement, including all consent rights contained therein, certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend or modify the Plan as it applies to any particular Debtor, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date, provided that the Debtors shall promptly provide notice to the UCC within two days of any modification of the Plan and that any modification that results in the impairment of Holders of General Unsecured Claims and any modification of Article 8 of this Plan (including all applicable deadlines and applicable definitions) shall require the consent of the UCC (not to be unreasonably withheld or delayed) or otherwise approved by the Bankruptcy Court. After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

After the Confirmation Date, but before the Effective Date, subject to the reasonable consent of the Plan Sponsors and any applicable consent rights set forth in the Plan Support Agreement or the Restructuring Support Agreement, the Debtors may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code; provided further, that, notwithstanding anything to the contrary herein, the Debtors may not modify or seek to modify the treatment of Prepetition Credit Agreement Claims or DIP Claims without the prior written consent of the Required Lenders (as defined in the Prepetition Credit Agreement) or DIP Required Lenders, as applicable (with email from counsel being sufficient in each case); provided, further, that the Debtors shall promptly provide notice to the UCC within two days of any modification of the Plan and that any modification that results in the impairment of Holders of General Unsecured Claims and any modification of Article 8 of this Plan (including all applicable deadlines and applicable definitions) shall require the consent of the UCC (not to be unreasonably withheld or delayed) or otherwise approved by the Bankruptcy Court.

13.2 Effect of Confirmation on Modification

Entry of a Confirmation Order shall mean that all modifications and amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code, and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

13.3 Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

Subject to the Restructuring Support Agreement and the Plan Support Agreement, the Debtors reserve the right to revoke, withdraw, or delay consideration of the Plan before the Confirmation Date, either entirely or as to any one or more of the Debtors. If the Plan is revoked, withdrawn, or delayed as to fewer than all of the Debtors, such revocation, withdrawal or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn, or delayed. If the Debtors revoke or withdraw the Plan in its entirety or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person or Entity, (B) prejudice in any manner the rights of such Debtors or any other Person or Entity or (C) constitute an admission of any sort by the Debtors or any other Person or Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases.

14.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain its existing jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Cases or the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

ii.

Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

iii.

Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and, if necessary, liquidate, any Claims arising therefrom, including any disputes regarding cure obligations in accordance with the Plan, (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, and (iii) any dispute regarding whether a contract or lease is, or was, executory or expired;

iv.	Ensure that distributions to Holders of Allowed Claims or Interests are accomplished pursuant to the Plan and adjudicate any and all disputes from, or relating to, distributions under the Plan;

v.

Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and Causes of Action, and grant or deny any applications, involving a Debtor that may be pending before the Bankruptcy Court on the Effective Date;

vi.	Adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

vii.

Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, Plan Supplement, or Disclosure Statement;

viii.	Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

ix.	Adjudicate, decide, or resolve any and all disputes as to the ownership of any Claim or Interest;

x.	Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with enforcement of the Plan;

xi.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the existence, nature, and scope of the releases, injunctions, and other provisions contained in the Plan, and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions, and other provisions;

xii.	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

xiii.

Determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

xiv.	Enter an order or final decree concluding or closing the Chapter 11 Cases;

xv.	Consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

xvi.

Hear and determine disputes, cases, controversies, or Causes of Action arising in connection with the interpretation, implementation, or enforcement of the Plan, Confirmation Order, or any other agreement, document or instrument executed in connection with the Plan;

xvii.	Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

xviii.	Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505, or 1146 of the Bankruptcy Code;

xix.	Enforce all orders previously entered by the Bankruptcy Court; and

xx.	Adjudicate all other matters over which the Bankruptcy Court has jurisdiction;

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement or any other Restructuring Documents, in each case, that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, or allows Entities to bring disputes to a different court, and any disputes concerning documents contained in the Plan Supplement or any other Restructuring Document that contain such clauses shall be governed in accordance with the provisions of such documents.

15.	MISCELLANEOUS

15.1 Expedited Tax Determination

The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Reorganized Debtors for all taxable periods ending on or before the Effective Date.

15.2 Plan Supplement

Draft forms of certain documents, agreements, instruments, schedules, and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and filed from time to time.

15.3 Additional Documents

The Debtors, Reorganized Debtors, all Holders of Claims or Interests receiving distributions hereunder, and all other parties-in-interest may and shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

15.4 Exhibits; Schedules; Plan Supplement

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

15.5 Claims Against Other Debtors

Nothing in the Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim against any other Debtor.

15.6 Nonseverability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall not have the power to alter such term or provision to make it valid or enforceable; provided that, at the request of the Debtors, with the reasonable consent of the Plan Sponsors, Honeywell, the Requisite Additional Investors, the Requisite Consenting Noteholders, and the Requisite Consenting Lenders, in each case, solely and as to the extent their respective rights are affected by such provision, the Bankruptcy Court shall have the power to alter such term or provision to make it valid and enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term shall then be applicable as altered to the extent any such alteration is reasonably acceptable to the Plan Sponsors, Honeywell, the Requisite Additional Investors, the Requisite Consenting Noteholders, and the Requisite Consenting Lenders; provided, further, that the Honeywell Settlement is not assignable, transferrable, or portable, and Honeywell shall not be required to proceed with the

Honeywell Settlement other than pursuant to the terms of the Plan. Notwithstanding any such holding or alteration, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding or alteration; provided, however, that the votes of holders of Prepetition Credit Agreement Claims shall be resolicited if any such holding or alteration renders the treatment of the Prepetition Credit Agreement Claims hereunder different from the treatment of such Claims provided by the Restructuring Support Agreement without the consent of Requisite Consenting Lenders. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the reasonable consent of (a) the Debtors, (b) as provided in the Plan Support Agreement or Restructuring Support Agreement, as applicable, the Plan Sponsors, Honeywell, the Requisite Additional Investors, the Requisite Consenting Noteholders, and the Requisite Consenting Lenders, and (c) any other party whose consent the Plan expressly requires with respect to such term or provision, and (iii) nonseverable and mutually dependent.

15.7 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein or therein, the laws of the State of New York, without giving effect to the principles of conflicts of laws, shall govern the construction and implementation of the Plan and any agreement, document or instrument executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the jurisdiction of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

15.8 Dissolution of Committees

After the Effective Date, the Committees’ functions shall be restricted to and shall not be heard on any issue except applications filed pursuant to sections 330 and 331 of the Bankruptcy Code. Upon the resolution of all matters set forth in the prior sentence, the Committees shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

15.9 Binding Effect

Notwithstanding Bankruptcy Rule 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Debtors, the Estates, any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

15.10 Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the Prepetition Credit Agreement Agent, the Ad Hoc Lender Group, the DIP Agent, the UCC, the Equity Committee, the Plan Sponsors, Honeywell, the Additional Investors, and the U.S. Trustee must be in writing (email being sufficient) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors:

Garrett Motion Inc.

47548 Halyard Drive

Plymouth, MI 48170

Attention:    General Counsel

with a copy to:

Sullivan & Cromwell, LLP

125 Broad Street

New York, New York 10004

Attention:      Andrew G. Dietderich (dietdericha@sullcrom.com)

Brian D. Glueckstein (gluecksteinb@sullcrom.com)

Alexa J. Kranzley (kranzleyj@sullcrom.com)

Benjamin S. Beller (bellerb@sullcrom.com)

Telephone:    (212) 558-4000

Facsimile:     (212) 558-3588

If to the Prepetition Credit Agreement Agent:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention:      Kristopher M. Hansen (khansen@stroock.com)

Jonathan D. Canfield (jcanfield@stroock.com)

Joanne Lau (jlau@stroock.com)

Alexander A. Fraser (afraser@stroock.com)

Telephone:     (212) 806-6056

Facsimile:    (212) 806-6006

If to the Ad Hoc Lender Group:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention:      Scott J. Greenberg (sgreenberg@gibsondunn.com)

Steven A. Domanowski (sdomanowski@gibsondunn.com)

Robert A. Klyman (rklyman@gibsondunn.com)

Matthew G. Bouslog (mbouslog@gibsondunn.com)

Telephone:    (212) 351-5928

Facsimile:     (212) 716-0798

If to the DIP Agent:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:      Ray C. Schrock, P.C. (ray.schrock@weil.com)

Candace M. Arthur, Esq. (candace.arthur@weil.com)

Telephone:     (212) 310-8000

Facsimile:     (212) 310-8007

If to the UCC:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:      Brian Pfeiffer (brian.pfeiffer@whitecase.com)

John Ramirez (john.ramirez@whitecase.com)

Telephone:     (212) 819-8200

Facsimile:     (212) 354-8113

If to the Equity Committee:

Glenn Agre Bergman & Fuentes LLP

55 Hudson Yards – 20th Floor

New York, New York 10001

Attention:      Andrew K. Glenn (aglenn@glennagre.com)

Jed I. Bergman (jbergman@glennagre.com)

Shai Schmidt (sschmidt@glennagre.com)

Telephone:     (212) 358-5600

If to the Plan Sponsors:

Milbank LLP

55 Hudson Yards

New York, New York 10003

Attention:      Dennis F. Dunne (ddunne@milbank.com)

Andrew M. Leblanc (aleblanc@milbank.com)

Mattbew L. Brod (mbrod@milbank.com)

Andrew C. Harmeyer (aharmeyer@milbank.com)

Telephone:    (212) 530-5000

Facsimile:    (212) 530-5219

If to the Additional Investors:

Jones Day

250 Vesey Street

New York, New York 10281

Attention:      Anna Kordas (akordas@jonesday.com)

Telephone:    (212) 326-3939

Facsimile:    (212) 755-7306

-and-

Jones Day

555 S. Flower St.

50th Floor

Los Angeles, California 90071

Attention:      Bruce Bennett (bbennett@jonesday.com)

Joshua M. Mester (jmester@jonesday.com)

James O. Johnston (jjohnston@jonesday.com)

Telephone:    (213) 489-3939

Facsimile:    (213) 243-2539

If to Honeywell:

Honeywell International Inc.

300 South Tryon Street, Suite 600

Charlotte, North Carolina 28202

Attention:      Anne Madden, SVP and General Counsel

(anne.madden@honeywell.com)

with copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:      Nicole L. Greenblatt, P.C. (nicole.greenblatt@kirkland.com)

Alexander J. Nicas (alex.nicas@kirkland.com)

Telephone:    (212) 446-4800

Facsimile:    (212) 446-4900

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:      Joseph M. Graham (joe.graham@kirkland.com)

Alexander Warso (alex.warso@kirkland.com)

Telephone:     (312) 862-2000

Facsimile:     (312) 862-2200

If to the U.S. Trustee:

Office of the United States Trustee

U.S. Federal Office Building

201 Varick Street, Suite 1006

New York, New York 10014

Attention:       Paul Schwartzberg

Benjamin Higgins

Telephone:    (212) 510-0500

Facsimile:     (212) 668-2256

15.11 Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtors related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

15.12 No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e), 6004(h), or 7062.

15.13 Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, be Allowed in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date.

15.14 Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

15.15 Entire Agreement

Except as otherwise provided in the Plan or the Confirmation Order, and without limiting the effectiveness of the Plan Support Agreement or Restructuring Support Agreement, the Plan and Confirmation Order supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

15.16 Conflicts

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

15.17 Post-Effective Date Service

After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed renewed requests for service.

New York, New York

April 20, 2021

Respectfully Submitted,

SULLIVAN & CROMWELL LLP

Andrew G. Dietderich

Brian D. Glueckstein

Alexa Kranzley

Benjamin S. Beller

125 Broad Street

New York, NY 10004

Telephone:        (212) 558-4000

Facsimile:         (212) 558-3588

E-mail:              dietdericha@sullcrom.com

gluecksteinb@sullcrom.com

kranzleya@sullcrom.com

bellerb@sullcrom.com

Counsel to the Debtors